UNITED STATES

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11

GOODRICH PETROLEUM CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Goodrich Petroleum Corporation

801 Louisiana Street

Suite 700

Houston, Texas 77002

April 15, 2011

To Our Stockholders:

It is my pleasure to invite you to the 2011 Annual Meeting of Stockholders of Goodrich Petroleum Corporation, to be held at the Coronado Club, located at 919 Milam Street, Houston, Texas, 77002, in the Coronado Room, on Thursday, May 19, 2011, at 11:00 a.m. Central Standard Time.

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement. Additionally, enclosed with the proxy materials is our Annual Report on Form 10-K.

You received these materials with a proxy card that indicates the number of votes that you will be entitled to cast at the meeting according to our records or the records of your broker or other nominee. Our board of directors has determined that owners of record of our common stock at the close of business on April 7, 2011 are entitled to notice of, and have the right to vote at, the Annual Meeting and any reconvened meeting following any adjournment or postponement of the meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy. You may vote by telephone, Internet or mail. To vote by telephone, call 1-800-PROXIES (1-800-776-9437) using a touch-tone phone to transmit your voting instructions up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions. To vote electronically, access http://www.voteproxy.com over the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. You may vote by mail by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors and our employees, I would like to express my appreciation for your continued interest in our affairs.

By Order of the Board of Directors

Walter G. “Gil” Goodrich
Vice Chairman and Chief Executive Officer

Goodrich Petroleum Corporation

801 Louisiana Street

Suite 700

Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2011

To Our Stockholders:

Notice is hereby given that the 2011 Annual Meeting of the Stockholders of Goodrich Petroleum Corporation, a Delaware corporation, will be held at the Coronado Club, located at 919 Milam Street, Houston, Texas, 77002, in the Coronado Room, on Thursday, May 19, 2011, at 11:00 a.m. Central Standard Time.

At the Annual Meeting, stockholders will be asked to:

1.	Elect three Class I directors to our Board of Directors;

2.	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2011;

3.	Approve, on an advisory basis, the compensation of our Named Executive Officers as described in “Compensation Discussion and Analysis”;

4.	Approve, on an advisory basis, the frequency of the stockholder vote on the compensation of our Named Executive Officers;

5.	Approve the First Amendment to the Company’s amended 2006 Long-Term Incentive Plan (the “2006 Plan”);

6.	Reapprove the material terms of the 2006 Plan for purposes of complying with Section 162(m) of the Internal Revenue Code; and

7.	Transact such other business as may properly come before such meeting.

Only stockholders of record at the close of business on April 7, 2011 are entitled to notice of and to vote at the Annual Meeting. For specific voting information, see “General Information about the Annual Meeting” beginning on page 1 of the enclosed proxy statement. A list of stockholders will be available commencing May 9, 2011 and may be inspected at our offices during normal business hours prior to the Annual Meeting. The list of stockholders will also be available for review at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve the items of business at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy. You may vote by telephone, Internet or mail. To vote by telephone, call 1-800-PROXIES (1-800-776-9437) using a touch-tone phone to transmit your voting instructions up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions. To vote electronically, access http://www.voteproxy.com over the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. You may vote by mail by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

By Order of the Board of Directors

Michael J. Killelea
Senior Vice President, General Counsel and Corporate Secretary

April 15, 2011

Houston, Texas

Important Notice Regarding the Availability of Proxy Materials

For the Annual Meeting of Stockholders to be Held on May 19, 2011

The Notice of Annual Meeting of Stockholders, our Proxy Statement and our Annual Report are available at

http://www.RRDEZProxy.com/2011/goodrichpetroleum

The following proxy materials are available for review at http://www.RRDEZProxy.com/2011/goodrichpetroleum

•	our 2011 Proxy Statement;

•	the proxy card;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	the 2006 Long-Term Incentive Plan (the “2006 Plan”) and the First Amendment to the 2006 Plan; and

•	any amendments to the foregoing materials that are required to be furnished to stockholders.

Goodrich Petroleum Corporation

801 Louisiana Street

Suite 700

Houston, Texas 77002

PROXY STATEMENT

These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Goodrich Petroleum Corporation (“we” or “the Company” or “Goodrich”), a Delaware corporation, for use at the 2011 Annual Meeting of Stockholders and any adjournments or postponements of the meeting (the “Annual Meeting”). The Annual Meeting will be held at the Coronado Club, located at 919 Milam Street, Houston, Texas, 77002, in the Coronado Room, on Thursday, May 19, 2011, at 11:00 a.m. Central Standard Time.

The Notice of Annual Meeting, this proxy statement, the enclosed proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “Annual Report”) are being mailed to stockholders beginning on or about April 15, 2011.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why did I receive these proxy materials?

You received these proxy materials from us in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting because you owned our common stock as of the close of business on April 7, 2011. We refer to this date as the “record date.”

This proxy statement contains important information for you to consider when deciding how to vote your shares at the Annual Meeting. Please read this proxy statement carefully.

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will act upon the matters outlined in the notice of meeting on the cover of this proxy statement, including:

1.	The election of three Class I directors to our Board of Directors;

2.	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2011;

3.	Approval, on an advisory basis, of the compensation of our Named Executive Officers as described in “Compensation Discussion and Analysis”;

4.	Approval, on an advisory basis, of the frequency of the stockholder vote on the compensation of our Named Executive Officers;

5.	Approve the First Amendment to the Company’s 2006 Long-Term Incentive Plan (the “2006 Plan”);

6.	Reapprove the material plan terms for purposes of complying with Section 162(m) of the Internal Revenue Code; and

7.	Transact such other business as may properly come before such meeting.

How many votes must be present to hold the Annual Meeting?

There must be a quorum for the Annual Meeting to be held. A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting on the record date. As of the record date, there were 36,088,724 shares of our common stock outstanding. Consequently, the presence of the holders of at least 18,044,363 shares of common stock is required to establish a quorum for the Annual Meeting. Proxies that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and also treated as shares “represented and voting” at the Annual Meeting with respect to such matter.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions occur when stockholders are present at the Annual Meeting but choose to withhold their vote for any of the matters upon which the stockholders are voting. “Broker non-votes” occur when other holders of record (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners before the Annual Meeting and do not have discretionary authority to vote those shares. The New York Stock Exchange’s (the “NYSE”) Rule 452 restricts when brokers who are record holders of shares may exercise discretionary authority to vote those shares. With respect to the Annual Meeting, Rule 452 prohibits such brokers from exercising discretionary authority (i) in the election of our Class I directors, (ii) in the approval, on an advisory basis, of the compensation of our Named Executive Officers, (iii) in the approval, on an advisory basis, of the frequency of the stockholder vote on the compensation of our Named Executive Officers, (iv) in the approval of the amendment to the 2006 Plan and (v) in the reapproval of the material terms of the 2006 Plan for the purposes of complying with Section 162(m) of the Internal Revenue Code. Such brokers may exercise discretionary authority with respect to the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. The effect of abstentions and broker non-votes on each proposal is set forth in more detail under “What vote is required to approve each proposal discussed in this proxy statement and how are my votes counted?”

What is a proxy?

A proxy is your legal designation of another person to vote the shares that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. The Board has appointed Walter G. Goodrich and Robert C. Turnham, Jr. (the “Proxy Holders”) to serve as proxies for the Annual Meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, then you own our common stock through multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted at the Annual Meeting.

Who is participating in this proxy solicitation and who will pay for its cost?

We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. In addition to this solicitation by mail, our directors, officers and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We have retained Phoenix Advisory Partners (“Phoenix”) to aid in the solicitation of proxies for the Annual Meeting. For these services we will pay Phoenix a fee of $8,500. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock.

What are the recommendations of the Board?

Unless you give other instructions on your proxy card, the Proxy Holders will vote in accordance with the recommendations of our Board. Our Board recommends that you vote:

•	FOR the nominated slate of directors (see Proposal No. 1);

•	FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (see Proposal No. 2);

•

FOR the approval of the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (see Proposal No. 3);

•	FOR a frequency of “three years” for future non-binding stockholder votes on compensation of the named executive officers (see Proposal No. 4);

•	FOR the approval of the First Amendment to the 2006 Long Term Incentive Plan (see Proposal No. 5); and

•	FOR the reapproval of the material terms of the 2006 Plan for purposes of complying with Section 162(m) of the Internal Revenue Code (see Proposal No. 6).

Could other matters be decided at the Annual Meeting?

As of the date of this proxy statement, we are not aware of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement.

With respect to any other matter that properly comes before the Annual Meeting, the Proxy Holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

How many votes do I have?

You are entitled to one vote for each share of common stock that you owned on the record date on all matters considered at the Annual Meeting.

How do I vote my shares?

Shares held directly in your name as the stockholder of record can be voted in person at the Annual Meeting, or you can provide a proxy to be voted at the Annual Meeting. You may vote by telephone, Internet or mail. To vote by telephone, call 1-800-PROXIES (1-800-776-9437) using a touch-tone phone to transmit your voting instructions up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions. To vote electronically, access http://www.voteproxy.com over the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. You may vote by mail by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you plan to vote in person at the Annual Meeting, please bring proof of identification. Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you hold your shares in “street name” (for example, at your brokerage account), please follow the instructions provided by your record holder to vote the enclosed proxy card by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. Shares held in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from your bank, broker or other holder of record (the record holder) giving you the right to vote the shares. If you hold your shares in street name and wish to simply attend the Annual Meeting, please bring proof of ownership and proof of identification.

If you vote by granting a proxy, the Proxy Holders will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy without giving specific voting instructions, the Proxy Holders will vote those shares as recommended by our Board.

Can I change my vote after I return my proxy card?

Yes. Even after you have returned your proxy card, you may revoke your proxy at any time before it is exercised by (1) submitting a written a notice of revocation to our Secretary by mail to Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002 or by facsimile at 713-780-9254 prior to the date of the Annual Meeting, (2) timely submitting a proxy with new voting instructions using the telephone or Internet voting options or mailing in a new proxy card bearing a later date, or (3) attending the Annual Meeting and voting in person, which suspends the powers of the Proxy Holders.

What vote is required to approve each proposal discussed in this proxy statement and how are my votes counted?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

Election of Directors. A plurality of the votes of the shares present in person or represented by proxy and entitled to vote on this proposal is required for the election of directors. This means that the three director nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected to our Board. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES” or “FOR ALL EXCEPT” for the director nominees. As described above, if you hold your shares in “street name” through a bank, broker or other holder of record and do not provide timely instructions, that record holder may not exercise discretionary authority and a broker non-vote will occur. Broker non-votes and votes marked “WITHHOLD AUTHORITY” will have no legal effect on the election of directors under Delaware law.

Ratification of Appointment of Independent Registered Accounting Firm. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this proposal is required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” on our proposal to ratify the selection of our independent registered public accounting firm. As described above, if you hold your shares in “street name” through a bank, broker or other holder of record and do not provide timely instructions, that record holder may exercise discretionary authority, thereby avoiding a broker non-vote. Votes marked “ABSTAIN” will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote “AGAINST” the proposal.

Approval, on an advisory basis, of the compensation of our Named Executive Officers. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this proposal is required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the advisory approval of the compensation of our Named Executive Officers. As described above, if you hold your shares in “street name” through a bank, broker or other holder of record and do not provide timely instructions, that record holder may not exercise discretionary authority and a broker non-vote will occur. Broker non-votes and votes marked “ABSTAIN” will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote “AGAINST” the proposal.

Approval, on an advisory basis, of the frequency of the stockholder vote on the compensation of our Named Executive Officers. Our Amended and Restated Bylaws provide that the action of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting will constitute the action of the stockholders at the Annual Meeting. Because of the multiple choices for the frequency of the stockholder vote on the compensation of our Named Executive Officers, it is possible that none of the choices will receive a majority of the votes. As a result, we have determined that the choice that receives the most votes will be deemed to be the action of the stockholders at the Annual Meeting. You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN” on the approval of the frequency of the stockholder vote on the compensation of our Named Executive Officers. Broker non-votes and votes marked “ABSTAIN” will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote “AGAINST” the proposal.

Approval of the First Amendment to the 2006 Long Term Incentive Plan. The affirmative vote of a majority of the votes cast on the proposal is required for approval (provided that the number of votes cast must be at least the number of shares necessary for a quorum). You may vote “FOR,” “AGAINST” or “ABSTAIN” on the approval of the amendment of the 2006 Plan. Broker non-votes and votes marked “ABSTAIN” will be counted for purposes of determining the presence or absence of a quorum. A broker non-vote will not have an effect on the proposal. Votes marked “ABSTAIN” will have the same effect as a vote “AGAINST” the proposal.

Reapproval of the material terms of the 2006 Plan for purposes of complying with Section 162(m) of the Internal Revenue Code. The affirmative vote of a majority of the votes cast on the proposal is required for approval (provided that the number of votes cast must be at least the number of shares necessary for a quorum). You may vote “FOR,” “AGAINST” or “ABSTAIN” on the approval of the amendment of the 2006 Plan. Broker non-votes and votes marked “ABSTAIN” will be counted for purposes of determining the presence or absence of a quorum. A broker non-vote will not have an effect on the proposal. Votes marked “ABSTAIN” will have the same effect as a vote “AGAINST” the proposal.

What is the difference between holding shares as a “stockholder of record” and holding shares in “street name?”

If your shares are registered directly in your name with our transfer agent, AST, you are a “stockholder of record” of these shares, and you are receiving these proxy materials directly from us. As the stockholder of record, you have the right to mail your proxy directly to us or to vote in person at the Annual Meeting.

Most of our stockholders hold their shares in a stock brokerage account or by a bank or other holder of record rather than directly in their own name. If your shares are held in a brokerage account, by a bank or other holder of record (commonly referred to as being held in “street name”), you are the “beneficial owner” of these shares and these proxy materials are being forwarded to you by that custodian. As summarized below, there are distinctions between shares held of record and those held beneficially.

May I propose actions for consideration at the next annual meeting of stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations. Please see “Corporate Governance—Director Nomination Process” and “Stockholder Proposals and Director Nominations for the 2012 Annual Meeting of Stockholders” for more details.

Whom should I contact with questions about the Annual Meeting?

If you have any questions about this proxy statement or the Annual Meeting, please contact our Corporate Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002.

Where may I obtain additional information about Goodrich Petroleum Corporation?

We refer you to our Annual Report filed with the Securities and Exchange Commission on February 22, 2011. Our Annual Report on Form 10-K, including financial statements, is also included with your proxy mailing. The Annual Report is not part of the proxy solicitation material.

If you would like to receive any additional information, please contact our Corporate Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002.

What is “householding” and how does it affect me?

The Securities and Exchange Commission has implemented rules regarding the delivery of proxy materials to households. This method of delivery, often referred to as “householding,” permits us to send a single annual report and/or a single proxy statement to any household at which two or more different stockholders reside where we believe the stockholders are members of the same family or otherwise share the same address or where one stockholder has multiple accounts. In each case, the stockholder(s) must consent to the householding process. Under the householding procedure, each stockholder continues to receive a separate notice of any meeting of stockholders and proxy card. Householding reduces the volume of duplicate information our stockholders receive and reduces our expenses. We may institute householding in the future and will notify our registered stockholders who will be affected by householding at that time.

Many banks, brokers and other holders of record have instituted householding. If you or your family has one or more “street name” accounts under which you beneficially own our common stock, you may have received householding information from your bank, broker or other holder of record in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our annual report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

CORPORATE GOVERNANCE

Governance Practices

General

Our Board believes that adherence to sound corporate governance policies and practices is important in ensuring that we are governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of our stockholders. As a result, our Board has adopted key governance documents, including Corporate Governance Guidelines, Corporate Code of Business Conduct and Ethics and committee charters, which are intended to reflect a set of core values that provide the foundation for our governance and management systems and our interactions with others.

Copies of these documents are available on our website at www.goodrichpetroleum.com/about.us/corporate.governance.htm and are also available in print, free of charge, to any stockholder who requests them.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which can be viewed on our website at www.goodrichpetroleum.com/pdf/CorporateGovernanceGuidelines.pdf.

Among other things, the Corporate Governance Guidelines address the following matters:

•	director qualification standards,

•	director responsibilities,

•	director access to management and independent advisors,

•	director compensation,

•	director orientation and continuing education,

•	management succession, and

•	annual performance evaluations of our Board

Corporate Code of Business Conduct and Ethics

Our Corporate Code of Business Conduct and Ethics, which is applicable to our directors, employees, agents and representatives, can be viewed on our website at www.goodrichpetroleum.com/pdf/CodeofBusinessConductandEthics.pdf.

Any change to, or waiver from, our Corporate Code of Business Conduct and Ethics may be made only by our independent directors and will be disclosed as required by applicable securities laws and listing standards.

Our Board

Board Size; Director Independence

Our Board is currently composed of 10 directors, of whom three are currently seeking reelection at the Annual Meeting.

In determining director independence, the Nominating and Corporate Governance Committee reviews the relationships between the Company and each director and reports the results of its review to the Board. The Board uses this information to aid it in making its determination of independence. The Board has determined that to be considered independent, an outside director may not have a direct or indirect material relationship with the Company. A material relationship is one which impairs or inhibits—or has the potential to impair or inhibit—a director’s exercise of critical and disinterested judgment on behalf of the Company and its stockholders. In determining whether a material relationship exists, the Board considers, for example, any transactions between Goodrich and an entity with which a director is affiliated (as an executive officer, partner or substantial stockholder) and whether a director is a current or former employee or consultant of the Company. The Board consults with the Company’s legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including but not limited to those set forth in pertinent listing standards of the NYSE as in effect from time to time.

Consistent with these considerations, the Board has reviewed all the relationships between the Company and the members of the Board and affirmatively has determined that all directors are independent directors except Mr. Walter G. Goodrich and Mr. Robert C. Turnham, Jr., who are employees of the Company; Mr. Henry Goodrich who is the father of Walter G. Goodrich and a consultant to the Company; and Mr. Patrick E. Malloy, III whose company is involved in several transactions with the Company.

The chart below describes the basis for the Board’s determination that the Director is independent. Although service as a director of another company alone is not a material relationship that would impair a director’s independence, those relationships have been reviewed and are set forth below.

Director	Relationships Considered	Determination Basis
Josiah T. Austin	Managing Member, El Coronado Holdings, L.L.C. Novogen LTD	Independent

Peter D. Goodson	Operating Partner of Dubilier & Co., Lead Member of the Mekong Capital Advisory Board, a Vietnamese private equity firm	Independent

Gene Washington	Director, dELiA*s, Inc., a NYSE-listed company.	Independent

Patrick E. Malloy, III	President and CEO, Malloy Enterprises, Inc. President, Malloy Energy Company, LLC	Not Independent See “Transactions With Related Persons”

Henry Goodrich	Father of Walter G. Goodrich, Vice Chairman and CEO of the Company Consulting Agreement	Not Independent Consultant and family relationship

Michael J. Perdue	President, PacWest Bancorp President, Pacific Western Bank	Independent

Walter G. Goodrich	Vice Chairman, CEO & Director of Goodrich Petroleum Corporation	Not Independent Employee of Company

Arthur A. Seeligson	Managing Partner of Seeligson Oil Company, Ltd.	Independent

Stephen M. Straty	Global Head of Energy Investment Banking, Jefferies & Company, Inc.	Independent

Robert C. Turnham, Jr.	President, COO & Director of Goodrich Petroleum Corporation	Not Independent Employee of Company

Board Meetings, Annual Meeting Attendance

Our Board held eight meetings during the fiscal year ended December 31, 2010. Each director attended at least 75% of the meetings. We do not have a formal policy regarding director attendance at Board meetings. However, our Board must consider a director’s history of attendance at Board and committee meetings as well as the director’s participation in such meetings when considering the director for re-nomination to our Board.

We believe that there are benefits to having members of our Board attend the annual meetings of our stockholders. From time to time, however, a member of our Board might have a compelling and legitimate reason for not attending an annual meeting. As a result, our Board has decided that director attendance at annual meetings should be strongly encouraged, but not required. In 2010, all but one of our directors attended the annual meeting in person.

Executive Sessions and Presiding Director

To facilitate candid discussion by our non-management directors, the agenda for certain Board and committee meetings provides for a meeting of non-management directors in executive session without any members of management present. Mr. Austin has been designated as the director to preside over executive sessions of non-management directors. Our independent directors meet separately at least once a year in accordance with the listing standards of the NYSE.

Limitation on Public Company Board Service

To ensure that each director is able to devote sufficient time to performing his or her duties, the number of other public company boards on which a director may serve is subject to a case-by-case review by the Nominating and Corporate Governance Committee. In addition, the Audit Committee’s Charter prohibits committee members from serving on the audit committee of more than two other public company boards unless our Board determines that such simultaneous service does not impair the ability of the director to effectively serve on the Audit Committee.

Chairman and Chief Executive Officer

We do not currently have a policy regarding the separation of the roles of the Chairman and Chief Executive Officer. We believe that companies should be allowed the discretion to determine based on the facts and circumstances when it may be appropriate to combine the roles with adequate justification. The Board regularly deliberates and discusses its appropriate leadership structure and the role and responsibilities of the Chairman. Currently, our Board has determined that it is most appropriate for us to separate the roles of Chairman and Chief Executive Officer in order to enhance corporate governance and management oversight. The Board believes that a board leadership structure in which the Chairman and CEO positions are separated is most appropriate for Goodrich because it separates the leadership of the Board from the day-to-day leadership of the Company. The Board believes that a separate Chairman better positions the Board to evaluate the performance of management and more efficiently facilitates the communication of the views of the directors.

Patrick E. Malloy, III serves as Chairman of the Board. Mr. Malloy possesses a deep understanding of the Company and our business and industry, which puts him in the best position to lead our Board. The Chairman is charged primarily with:

•	presiding over meetings of our Board and stockholders;

•	serving as an ex-officio member of each Board committee and, upon invitation, attending committee meetings where possible;

•	establishing an agenda for each Board meeting in collaboration with our CEO and meeting with our CEO following each meeting to discuss any open issues and follow-up items;

•	facilitating and coordinating communication among the non-management directors and our CEO and an open flow of information between management and our Board;

•	in collaboration with the Nominating and Corporate Governance Committee, leading our Board’s annual performance review;

•	providing assistance to our CEO by attending selected internal business management meetings and meeting with our CEO as necessary;

•	coordinating the periodic review of management’s strategic plan;

•	in collaboration with the Compensation Committee, leading our Board’s review of the succession plans for our CEO and key senior management and coordinating such officers’ annual performance reviews;

•	working with management on effective stockholder communication; and

•	performing such other duties and services as our Board may require.

Our Board’s Role in Risk Oversight

Our Board generally administers its risk oversight function through the board as a whole. Our Chief Executive Officer, who reports to the Board, and the other executives named in this proxy statement, who report to our Chief Executive Officer, have day-to-day risk management responsibilities. Each of these executives attends the meetings of our Board, where the Board routinely receives reports on our financial results, the status of our operations and our safety performance, and other aspects of implementation of our business strategy, with ample opportunity for specific inquiries of management. The Audit Committee provides additional risk oversight through its quarterly meetings, where it receives a report from our Controller, who reports directly to the Audit Committee, and reviews our contingencies, significant transactions and subsequent events, among other matters, with management and our independent auditors. In addition, our Hedging Committee assists management in establishing pricing and production guidelines to be used by management in entering into oil and gas hedging contracts in order to manage the commodity price risk for a portion of our oil and gas production.

Annual Board Evaluation

The Nominating and Corporate Governance Committee has responsibility for the Board evaluation process. Following the end of each fiscal year, the Nominating and Corporate Governance Committee requests that the Chairman of each committee report to the full Board about the committee’s annual evaluation of its performance and evaluation of its charter. In addition, the Nominating and Corporate Governance Committee receives comments from all directors and reports to the full Board with an assessment of the Board’s and management’s performance at the end of each fiscal year.

Director Orientation and Continuing Education

Our Board takes measures as it deems appropriate to ensure that its members may act on a fully informed basis. The Nominating and Corporate Governance Committee develops and evaluates our general education and orientation program for our directors. Newly appointed directors are required to become knowledgeable (if not already) about the responsibilities of directors for publicly-traded companies. In addition, we regularly provide our directors with information regarding changes in our business and industry as well as the responsibilities of the directors in fulfilling their duties.

Director Nomination Process

Director Qualifications

When identifying prospective director nominees, our Board, with assistance from the Nominating and Corporate Governance Committee in its corporate governance role, considers the following:

•	the person’s reputation, integrity and independence;

•

the person’s skills and business, government or other professional experience and acumen, bearing in mind the composition of our Board and the current state of and the energy industry generally at the time of determination; and

•	the number of other public companies for which the person serves as a director and the availability of the person’s time and commitment to us.

Although Goodrich does not have a formal policy for the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of skills, knowledge, attributes and experiences that cover the spectrum of areas that affect our business. The Nominating and Corporate Governance Committee regularly assesses whether the mix of skills, experience and background of our Board as a whole is appropriate for the Company.

In the case of directors being considered for reelection, our Board also takes into account the director’s history of attendance at Board and committee meetings, the director’s tenure as a member of our Board and the director’s participation at Board and committee meetings.

Review of Directors

In addition to meeting the above criteria, each of our current directors also bring a strong and unique background and set of skills to the Board, giving the Board as a whole, competence and experience in a wide variety of areas. Set forth below are the conclusions reached by the Board with regard to its directors.

Mr. Austin brings his many years of experience as a successful rancher and independent businessman to the Board. Mr. Austin serves and has served on numerous corporate and civic boards, including other publicly listed companies.

Mr. Goodson brings his years of experience in advising corporate leaders in a variety of industries on a range of complex strategic, financial and business performance issues. During his tenure with Kidder, Peabody he acted as an advisor to corporations, governments, not for profits and municipalities and was assigned to a variety of transactions in the energy sector.

Mr. Perdue brings finance and business leadership skills from his career in the banking industry. As the President of PacWest Bancorp, a publicly traded bank holding company, Mr. Perdue also brings his public company executive experience to the Board. Mr. Perdue qualifies as an audit committee financial expert under SEC guidelines.

Mr. Seeligson brings his knowledge of the oil and gas industry to the Board. He spent many years working for investment banks specializing in companies with asset portfolios similar to Goodrich.

Mr. Straty brings his significant experience in both finance and the energy industry to our Board. He has 30 years of experience in finance and has extensive experience in serving a broad array of energy clients.

Mr. Washington contributes leadership skills that he honed throughout his career in the National Football League, first on the playing field and then as Director of Football Operations. Mr. Washington serves and has served on numerous corporate and civic boards, including other publicly listed companies.

Mr. Turnham serves as our President and Chief Operating Officer and brings invaluable oil and gas operating experience to the Board. He has held various executive management positions in the oil and natural gas business since 1981 and is able to assist the Board in creating and evaluating the Company’s strategic plan.

Mr. Malloy brings his previous experience as Chairman of the Board of New York Bancorp, Inc. (NYSE) from 1991 to 1998 to our Board. This experience makes Mr. Malloy uniquely qualified to serve as Chairman of our Board. Mr. Malloy is also very familiar with the oil and gas industry and areas in which we operate.

Mr. Henry Goodrich began his career as an exploration geologist in the 1950s and founded our predecessor in 1975. Mr. Goodrich brings his experience as a geologist and his expertise in our area of operations and industry to the Board.

Mr. Walter Goodrich serves as our Vice Chairman and Chief Executive Officer and brings his invaluable perspective as our top executive officer to the Board. Mr. Goodrich also brings his experience as a geologist and a businessman to the Board.

Director Nominations

In connection with its governance function, the Nominating and Corporate Governance Committee identifies individuals qualified to become Board members and recommends those individuals for election as directors, either at the annual meeting of stockholders or to the Board to fill any vacancies. When the need to fill a vacancy arises, the Nominating and Corporate Governance Committee solicits recommendations from existing directors and from senior management. These recommendations are considered along with any recommendations made by stockholders.

The Board did not retain, and we did not pay a fee to, any third party to assist in the process of identifying or evaluating prospective director nominees for election at the Annual Meeting, nor did we receive any director nominees put forward by a stockholder or group of stockholders who beneficially own more than 5% of our common stock.

Submission of Stockholder Nominations to our Board

As discussed above, our Board considers prospective nominees for Board membership suggested by stockholders. For each individual that a stockholder proposes to nominate as a director, the stockholder must provide notice to our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002. The notice must set forth all of the information required in solicitations of proxies under the Securities and Exchange Commission’s rules and regulations and any other law. Please see “Stockholder Proposals and Director Nominations for the 2012 Annual Meeting of Stockholders” for more details.

Communications with our Board

Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, to any Board committee, to the Chairman of our Board, or to any director in particular, to:

c/o Goodrich Petroleum Corporation

801 Louisiana Street, Suite 700

Houston, Texas 77002

Any correspondence addressed to our Board, any Board committee, the Chairman of our Board or to any one of the directors in care of us is required to be forwarded to the addressee or addressees without review by any person to whom such correspondence is not addressed. Comments or complaints relating to our accounting, internal accounting controls or auditing matters may be reported by going to http://goodrichpetroleum.silentwhistle.com or by calling the (toll-free) hotline number 1-877-874-8416.

Standing Committees of our Board

Committee Composition

The following table lists our five Board committees and the directors who currently serve on them.

Director Name	Executive Committee	Nominating & Corporate Governance Committee	Hedging Committee	Audit Committee	Compensation Committee
Patrick E. Malloy, III	**		**
Walter G. Goodrich	*		*
Henry Goodrich	*
Arthur A. Seeligson	*			*	*
Michael J. Perdue				**
Gene Washington		*			**
Josiah T. Austin			*		*
Stephen M. Straty		*

*	Member
**	Chairman

Executive Committee

The Executive Committee is delegated the authority to approve any actions that our Board can approve, except to the extent restricted by law or by our Amended and Restated Certificate of Incorporation or Bylaws, as amended. Although the Executive Committee did not hold any formal meetings during the fiscal year ended December 31, 2010, it took action through unanimous written consent throughout the year.

Hedging Committee

The Hedging Committee’s principle function is to assist management in establishing pricing and production guidelines to be used by management in entering into oil and gas hedging contracts in order to manage the commodity price risk for a portion of our oil and gas production. Although the Hedging Committee did not hold any formal meetings during the fiscal year ended December 31, 2010, it took action through unanimous written consent throughout the year.

Audit Committee

Pursuant to its charter, our Audit Committee functions in an oversight role and has the following purposes:

•	overseeing the quality, integrity and reliability of the financial statements and other financial information we provide to any governmental body or the public;

•	overseeing our compliance with legal and regulatory requirements;

•

overseeing the qualifications, independence and performance of the independent auditor engaged for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for us;

•	overseeing the effectiveness and performance of our internal audit function;

•	overseeing our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and our Board has established;

•

providing an open avenue of communication among our independent auditors, financial and senior management, the internal auditing department, and our Board, always emphasizing that the independent auditors are accountable to the Audit Committee;

•	producing the Audit Committee Report for inclusion in our annual proxy statement; and

•	performing such other functions our Board may assign to the Audit Committee from time to time.

A copy of our Audit Committee Charter can be viewed on our website at www.goodrichpetroleum.com/pdf/AuditCommitteeCharter.pdf.

In connection with these purposes, the Audit Committee recommends to our Board the independent registered public accounting firm to be engaged to audit our financial statements, annually reviews the independent auditor’s independence and quality control procedures, meets with the auditors and our financial management to review with them our significant accounting policies and its internal controls, provides opportunities for the auditors to meet with the Audit Committee and management, discusses matters discussed at Audit Committee meetings with the full Board, investigates any matters brought to its attention within the scope of its duties, reviews and assesses the adequacy of the Audit Committee charter on an annual basis, and has general responsibility in connection with related matters.

Our Board has determined that each member of the Audit Committee is independent under the Securities and Exchange Commission’s rules and regulations, the listing standards of the NYSE and our Corporate Governance Guidelines. In addition, our Board has determined that each member of the Audit Committee has the requisite accounting and related financial management expertise under the listing standards of the NYSE. Based on Mr. Perdue’s business experience, which is described in more detail under “Proposal No. 1 Election of Directors—Director Nominees,” our Board has determined that he qualifies as an “audit committee financial expert” under the Securities and Exchange Commission’s rules and regulations. None of the members of the Audit Committee serve on the audit committee of more than two other public companies.

During the fiscal year ended December 31, 2010, the Audit Committee held six meetings, including quarterly meetings in connection with the preparation and filing of each of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the applicable periods. Each committee member attended at least 75% of the meetings, with the exception of a prior member, Ms. Ferraro, who attended 4 of the 6 meetings. Ms. Ferraro passed away in March 2011.

Following Ms. Ferraro’s passing, we currently have only two directors serving on the Audit Committee. As a result, we are currently deficient in meeting the requirements of Section 303A.07(a) of the NYSE Listed Company Manual, which requires three independent directors to serve on a listed company’s Audit Committee. Because the deficiency is due to the death of a director, however, the NYSE provides for a six-month grace period to cure the deficiency. We intend to cure the deficiency by appointing a third independent director to the Audit Committee within the six-month grace period.

Compensation Committee

Pursuant to its charter, our Compensation Committee’s duties include, among other things, the responsibility to:

•	review, evaluate, and approve our agreements, plans, policies, and programs to compensate the officers and directors;

•	produce an annual report on executive compensation and to publish the report in our proxy statement for our annual meeting of stockholders;

•	otherwise discharge our Board’s responsibilities relating to compensation of our officers and directors; and

•	perform such other functions as our Board may assign to the Compensation Committee from time to time.

A copy of our Compensation Committee Charter can be viewed on our website at http://www.goodrichpetroleum.com/pdf/CompensationCommitteeCharter.pdf.

In connection with these purposes, the Compensation Committee reviews corporate goals and objectives relevant to our compensation. In addition, the Compensation Committee reviews our compensation and benefit plans to ensure that they meet these corporate goals and objectives. In consultation with our Chief Executive Officer, our Compensation Committee makes recommendations to the Board on compensation of all of our officers, the granting of awards under and administering our long term incentive and other benefit plans, and adopting and changing our major compensation policies and practices.

Our Board has determined that each member of the Compensation Committee is independent under the listing standards of the NYSE and our Corporate Governance Guidelines.

During the fiscal year ended December 31, 2010, the Compensation Committee held 5 meetings. Each committee member attended at least 75% of the meetings.

Nominating and Corporate Governance Committee

Pursuant to its charter, the Nominating and Corporate Governance Committee’s duties include, among other things, the responsibility to:

•	develop and recommend to the Board a set of corporate governance principles and practices and assist the Board in implementing these principles and practices;

•

assist the Board by identifying individuals qualified to become members of the Board and recommending director nominees to the Board for election at the annual meetings of stockholders or for appointment to fill vacancies;

•	advise the Board about the appropriate composition of the Board and its committees;

•	direct all matters relating to the succession of our Chief Executive Officer;

•	lead the Board in its annual review of the performance of the Board and its committees; and

•	perform other such functions as the Board may assign to the Nominating and Corporate Governance Committee, in serving the corporate governance function, from time to time.

A copy of our Nominating and Corporate Governance Committee Charter can be viewed on our website at www.goodrichpetroleum.com/pdf/Nominating CorporateGovernanceCommitteeCharter.pdf.

In connection with these duties, the Nominating and Corporate Governance Committee actively seeks individuals qualified to become members of our Board, seeks to implement the independence standards required by law, applicable listing standards, our Amended and Restated Certificate of Incorporation and Bylaws and our Corporate Governance Guidelines, assesses the adequacy of our Corporate Governance Guidelines and recommends any proposed changes to our Board, and actively involves itself in our succession planning.

Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of the NYSE and our Corporate Governance Guidelines.

During the fiscal year ended December 31, 2010, the Nominating and Corporate Governance Committee held two meetings. Each committee member attended at least 75% of the meetings. Mr. Straty was appointed to the Committee late in the year and attended the one meeting held after his appointment

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee is comprised of Messrs. Washington, Austin and Seeligson. During the fiscal year ended December 31, 2010, no member of the Compensation Committee (1) was an officer or employee, (2) was formerly an officer or (3) had any relationship requiring disclosure under the rules and regulations of the Securities Exchange Commission.

During the fiscal year ended December 31, 2010, none of our executive officers served as (1) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of our Board; (2) a director of another entity, one of whose executive officers served on the Compensation Committee of our Board; or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

TRANSACTIONS WITH RELATED PERSONS

Transactions Involving Directors and Executive Officers

Related Person Transaction with Patrick E. Malloy, III

Patrick E. Malloy, III, Chairman of the Board of Directors of our company is a principal of Malloy Energy Company, LLC (“MEC”). MEC owns various small working interests in the Bethany Longstreet and Plumb Bob fields for which we are the operator. In accordance with industry standard joint operating agreements, we bill MEC for its share of capital and operating cost on a monthly basis. As of December 31, 2010 the amounts billed and outstanding to MEC for its share of monthly capital and operating costs were $0.5 million, and are included in trade and other accounts receivable at each year-end. Such amounts at each year-end were paid by MEC to us in the month after billing and MEC is current on payment of its billings.

At the same time we sold a portion of our interests in the Haynesville Shale deep rights at Bethany Longstreet field to Chesapeake Energy Corporation (“Chesapeake”), MEC consummated a similar transaction for its 30% working interest in the same deep rights with Chesapeake. We and MEC also sold our interest in the St. Gabriel field in August 2008. In December 2010, MEC sold their shallow interest in the Bethany Longstreet field.

We also serve as the operator for a number of other oil and gas wells owned by affiliates of MEC in which we will earn an average working interest of 11% after payout. In accordance with industry standard joint operating agreements, we bill the affiliate for its share of the capital and operating costs of these wells on a monthly basis. As of December 31, 2010, the amounts billed and outstanding to MEC for its share of monthly capital and operating costs were less than $0.1 million and are included in trade and other accounts receivable at each year-end. Such amounts at each year-end were paid by the affiliate to us in the month after billing and the affiliate is current on payment of its billings.

Related Person Transaction with Robert C. Turnham, Jr.

On May 25, 2010, we entered into a participation agreement with Turnham Interests, Inc., a private company owned by Robert C. Turnham, Jr. (the “Turnham Participation Agreement”). Mr. Turnham is our President and Chief Operating Officer and is a member of our Board. Pursuant to the Turnham Participation Agreement, we purchased from Turnham Interests, Inc., at a cash price of $1,250 per net acre, a 95% working interest in approximately 813 net acres in the Eagle Ford Shale oil play in Frio County, Texas. In addition, we agreed to pay for and carry the costs associated with the drilling and completion of an initial well on the acreage, to the extent such costs are attributable to the 5% working interest in such acreage retained by Turnham Interests, Inc. The total cash consideration received by Turnham Interests, Inc. was approximately $1 million. The term of the Turnham Participation Agreement is three years, or for so long as there is commercial production from the acreage.

Compensation Arrangement with Patrick E. Malloy, III

Our non-executive Chairman of the Board, Patrick E. Malloy, III provides services to us with regard to the identification and evaluation of business opportunities, financing transactions, investor relations and other matters. The compensation Mr. Malloy receives for these services is determined by the Compensation Committee of our Board. For his services in 2010, Mr. Malloy received annual cash compensation of $250,000, a cash bonus of $206,250, and a restricted stock award of 31,566 shares, with a grant date value of $500,005. In addition to this compensation, Mr. Malloy received additional fees and stock grants pursuant to his role as a member of the board of directors.

Consulting Agreement with Henry Goodrich

We have a consulting agreement with Henry Goodrich, Chairman Emeritus that commenced on August 15, 1995. Mr. Goodrich provides consulting services to us with regard to the identification and evaluation of acquisition and drilling opportunities, financing transactions, investor relations and other matters. During 2010, Mr. Goodrich received annual consulting fees in the amount of $190,550, and earned a bonus of $40,000 and a restricted stock grant award of 3,167 shares with a grant date value of $50,165.

Policies and Procedures

Historically, our Board has reviewed and approved, as appropriate, related person transactions as they have been put before the Board at the recommendation of management. In March 2007, the Board adopted a formal written policy for approving related person transactions.

Under the policy, a “Related Person Transaction” is a transaction between the Company and any Related Person other than:

1.	transactions available to all employees generally; or

2.	transactions involving less than $5,000 when aggregated with all similar transactions.

For these purposes, a “Related Person” is:

1.	a senior officer (which shall include at a minimum each executive vice president and Section 16 officer) or director of the Company;

2.	a stockholder owning in excess of five percent of the Company (or its controlled affiliates);

3.	a person who is an immediate family member of a senior officer or director; and

4.	an entity which is owned or controlled by someone listed in 1, 2 or 3 above, or an entity in which someone listed in 1, 2 or 3 above has a substantial ownership interest or control of such entity.

Under the policy, any “Related Person Transaction” shall be consummated or shall continue only if:

1.	the Audit Committee shall approve or ratify such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;

2.	the transaction is approved by the disinterested members of the Board; or

3.	if the transaction involves compensation, it is approved by the Compensation Committee.

In the event management recommends any further Related Person Transactions subsequent to the first calendar year meeting, such transactions must be presented to the appropriate Committee for approval.

STOCK OWNERSHIP MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 and 5 with the Securities and Exchange Commission. Such officers, directors and 10% stockholders are also required to furnish us with copies of all Section 16(a) reports that they file.

To our knowledge, based solely on review of copies of such reports furnished to us and written representations that no other reports were required, all of our officers, directors and 10% stockholders complied with applicable reporting requirements of Section 16(a).

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of April 7, 2011 (except as otherwise noted) certain information with respect to the amount of our common stock beneficially owned (as defined by the Securities and Exchange Commission’s rules and regulations) by:

•	each person known to beneficially own 5% or more of the outstanding shares of our common stock;

•	each of our NEOs;

•	each of our directors; and

•	all current executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Share of Beneficial Ownership	Percent of Class(2)
Patrick E. Malloy, III(3)	5,645,907	15.5
Josiah T. Austin(4)	3,269,790	9.1
Walter G. Goodrich(5)	1,122,905	3.1
Robert C. Turnham, Jr.(6)	490,053	1.4
Mark E. Ferchau(7)	126,744	*
Henry Goodrich(8)	87,792	*
Arthur A. Seeligson	49,857	*
Geraldine Ferraro(9)(10)	46,565	*
Michael J. Killelea	38,284	*
Gene Washington	20,144	*
Michael J. Perdue(11)	16,300	*
Jan L Schott(12)	11,470	*
Stephen M. Straty	5,667	*
Peter D. Goodson	0	*
Directors and Executive Officers as a Group (14 persons)(13)	10,931,478	29.7
BlackRock, Inc.(14) 40 East 52nd Street New York, NY 10022	3,358,148	9.3
Invesco Ltd.(15) 1555 Peachtree Street NE Atlanta, GA 30309	3,234,157	9.0
Allianz Global Investors Capital LLC(16) 600 West Broadway, Suite 2900 San Diego, CA 92101	2,002,519	5.5

*	Less than 1%

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Goodrich Petroleum Corporation, 801 Louisiana, Suite 700, Houston, Texas 77002 and each beneficial owner has sole voting and dispositive power over such shares.
(2)	Based on the total shares outstanding of 36,088,724 as of April 7, 2011. For purposes of the calculation, the percentage for each director and officer includes that person’s vested options in both the numerator and the denominator.
(3)	Includes the following securities: (a) 5,028,407 shares of common stock held by Mr. Malloy on his own behalf, (b) 177,750 shares of common stock held on behalf of his daughter, Katherine C. Malloy, (c) 177,750 shares of common stock held on behalf of his daughter, Maggie Malloy, and (d) exercisable options to purchase 262,000 shares of common stock. Mr. Malloy disclaims beneficial ownership of the shares of common stock owned by his two daughters.
(4)	Includes the following securities: (a) 3,200,790 shares of common stock held by El Coronado Holdings, LLC (“ECH”) over which Mr. Austin serves as the sole Managing Member, (b) 67,600 shares of common stock held by Mr. Austin on his own behalf, and (c) 1,400 shares of common stock held in family trusts of which Mr. Austin is trustee. As the sole Managing Member of ECH, Mr. Austin shares with ECH the power to vote or to direct the vote or the disposition of the 3,200,790 shares of common stock held by ECH. Mr. Austin has the sole power to vote or to direct the vote or to dispose or to direct the disposition of 69,000 shares of common stock.
(5)	Includes the following securities: (a) 536,496 shares of common stock held by Walter G. Goodrich on his own behalf, (b) 381,409 shares of common stock owned by Goodrich Energy, Inc., a corporation with respect to which Walter G. Goodrich is the sole stockholder, and (d) exercisable options to purchase 205,000 shares of common stock. Walter G. Goodrich exercises sole voting and investment power with respect to the shares held by Goodrich Energy, Inc.
(6)	Includes the following securities: (a) 292,803 shares of common stock held by Mr. Turnham on his own behalf, (b) 29,950 shares of common stock held by Mr. Turnham’s wife, and (c) exercisable options to purchase 167,300 shares of common stock.
(7)	Includes the following securities (a) 58,244 shares of common stock held by Mr. Ferchau on his own behalf and (b) exercisable options to purchase 68,500 shares of common stock.
(8)	Includes the following securities: (a) 12,667 shares of common stock held by Henry Goodrich on his own behalf, and (b) 75,125 shares of common stock held by HGF Partnership, As the sole Managing Partner of HGF Partnership, Henry Goodrich has control of the day-to-day operations of the partnership and exclusive control of the maintenance of the partnership’s assets, including the right to acquire and convey property on behalf of the partnership.
(9)	Includes the following securities: (a) 41,255 shares of common stock held by Ms. Ferraro on her own behalf and (b) 5,310 shares of common stock held by Ms. Ferraro’s husband.
(10)	Ms. Ferraro passed away in March 2011.
(11)	Includes 15,000 shares of common stock held by a family trust (which is held in a margin account) of which Mr. Perdue is the trustee and 1,300 shares held in a personal IRA.
(12)	Includes the following securities: (a) 8,070 shares of common stock held by Ms. Schott on her own behalf and (b) exercisable options to purchase 3,400 shares of common stock.
(13)	Includes currently exercisable options to purchase 706,200 shares of common stock.
(14)	Based on Schedule 13G/A filed by this security holder with the SEC on February 4, 2011. BlackRock Inc. reported a total aggregate beneficial ownership of 3,353,148 shares over which it holds sole voting and dispositive power.
(15)	Based on Schedule 13G filed by this security holder with the SEC on February 7, 2011. Invesco Ltd. reported a total aggregate beneficial ownership of 3,234,157 shares. Invesco Advisers, Inc., Invesco Trimark Ltd. and Invesco Powershares Capital Management are subsidiaries of Invesco Ltd. and are investment advisers which hold the reported shares. Invesco Advsiers, Inc. holds sole voting a dispositive power over 2,625,800 of the reported shares. Invesco Trimark Ltd. holds sole voting a dispositive power over 600,000 of the reported shares. Invesco Powershares Capital Management holds sole voting a dispositive power over 8,357 of the reported shares.

(16)	Based on Schedule 13G filed by this security holder with the SEC on February 10, 2011. Allianz Global Investors Capital LLC (“AGIC”) reported a total aggregate beneficial ownership of 2,002,519 shares. AGIC holds holds sole dispositive power over all of the reported shares and sole voting power over 1,372,629 of the reported shares.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

General

Pursuant to our Bylaws, our Board is divided into three classes (Classes I, II and III) serving staggered terms. The term of office for our Class I directors, Josiah T. Austin, Peter D. Goodson, and Gene Washington, expires at our 2011 Annual Meeting. The term of office for our Class II directors, Henry Goodrich, Patrick E. Malloy, III, and Michael J. Perdue, expires at our 2012 Annual Meeting. The term of office for our Class III directors, Walter G. Goodrich, Robert C. Turnham, Jr., Stephen M. Straty, and Arthur A. Seeligson, expires at our 2013 Annual Meeting. Following election to the Board, each director serves for a term of three years or until their successor is elected and qualified.

Based on the recommendations from the Nominating and Corporate Governance Committee, our Board has nominated its current Class I directors, Josiah T. Austin, Peter D. Goodson, and Gene Washington, for election to our Board as Class I directors with their term of office expiring at our 2014 Annual Meeting. Our Board has affirmatively determined that Josiah T. Austin, Peter D. Goodson, and Gene Washington are independent. Please see “Corporate Governance—Our Board—Board Size; Director Independence.” We have no reason to believe that Messrs. Austin, Goodson or Washington will be unavailable for election. However, if any nominee becomes unavailable for election, our Board can name a substitute nominee and proxies will be voted for the substitute nominee pursuant to discretionary authority, unless withheld.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION

OF EACH OF THE NOMINATED DIRECTORS

Director Nominees

The principal occupations and other information about the Board nominees for director and our incumbent Board members are set forth below:

Class I Directors—Terms Expiring at the 2014 Annual Meeting (If elected)

Name	Age	Position
Josiah T. Austin	64	Director
Peter D. Goodson	68	Director
Gene Washington	64	Director

Josiah T. Austin has served as one of our directors since 2002. Mr. Austin is the managing member of El Coronado Holdings, L.L.C., a privately owned investment holding company. He and his family own and operate agricultural properties in the state of Arizona and Sonora, Mexico through El Coronado Ranch & Cattle Company, L.L.C. and other entities. Additionally, Mr. Austin was elected to the Board of North Fork Bancorporation, Inc. in 2004 and now serves on the Board of Novogen LTD.

Peter D. Goodson has served as one of our directors since 2011. Mr. Goodson has been a lead member of the Mekong Capital Advisory Board, a Vietnamese private equity firm since 2010, an operating partner of Dubilier & Company since 1998 and a visiting lecturer at Haas Business School of the University of California, Berkeley, and the Berkeley-Columbia program where he has lectured since January 2004. Mr. Goodson is a former director of dELiA*s, Inc., Montgomery Ward & Co., Kidder, Peabody & Co., Broadgate Consultants, Silicon Valley Bancshares, the former New York Bancorp, Inc., and Dial Industries.

Gene Washington has served as one of our directors since 2003. He recently retired from his position as Director of Football Operations with the National Football League, a position he had held since 1994. He previously served as a professional sportscaster and as Assistant Athletic Director for Stanford University. Mr. Washington serves and has served on numerous corporate and civic boards, including his current service as a director for dELiA*s, Inc., an NYSE listed company.

Class II Directors—Terms Expiring at the 2012 Annual Meeting

Name	Age	Position
Henry Goodrich	80	Chairman—Emeritus, Director
Patrick E. Malloy, III	68	Chairman
Michael J. Perdue	56	Director

Henry Goodrich has served as one of our directors since 1995. He served as Chairman of our Board from March 1996 through February 2003 and as Chairman—Emeritus since that date. Mr. Goodrich founded Goodrich Oil Company, one of our predecessors, in 1975. In total, he has over 50 years of experience in the exploration and production industry. Mr. Goodrich is the father of Walter G. Goodrich, who is our Chief Executive Officer and a director of our Board.

Patrick E. Malloy, III has served as one of our directors since 2000. He became Chairman of the Board in February 2003. Mr. Malloy is the President and Chief Executive Officer of Malloy Enterprises, Inc., a real estate and investment holding company, a position he has held since 1973.

Michael J. Perdue has served as one of our directors since 2001. He is the President of PacWest Bancorp, a publicly traded holding company and of its subsidiary, Pacific Western Bank, both based in San Diego, California. Before assuming his present position in 2006, Mr. Perdue served as President and Chief Executive Officer of Community Bancorp Inc., from 2003. Over the course of his career, Mr. Perdue has held executive positions with several banking and real estate development organizations.

Class III Directors—Terms Expiring at the 2013 Annual Meeting

Name	Age	Position
Walter G. Goodrich	52	Vice Chairman, Chief Executive Officer and Director
Robert C. Turnham, Jr.	53	President, Chief Operating Officer and Director
Stephen M. Straty	55	Director
Arthur A. Seeligson	52	Director

Walter G. “Gil” Goodrich has served as our Chief Executive Officer and as one of our directors since 1995. He became Vice Chairman of our Board in 2003. Mr. Goodrich has over 30 years of experience in the exploration and production industry. He joined Goodrich Oil Company, one of our predecessors, as an exploration geologist in 1980, where he served as Vice President of Exploration from 1985 to 1989 and President from 1989 to 1995. Mr. Goodrich is the son of Henry Goodrich, another of our directors.

Robert C. Turnham, Jr. has served as one of our directors since 2006. Mr. Turnham joined Goodrich as Chief Operating Officer in 1995 and became President and Chief Operating Officer in 2003. He has held various positions in the oil and natural gas business since 1981. His experience includes both financial and executive management positions.

Stephen M. Straty has served as one of our directors since 2009. He is the Global Head of Energy Investment Banking at Jefferies & Company, Inc. Mr. Straty joined the firm in 2008 and has 30 years of experience in finance, most recently as Senior Managing Director and Head of the Natural Resources Group at Bear, Stearns & Co., Inc. where he worked for 17 years. Mr. Straty has extensive experience in serving a broad array of energy clients, having completed over $40.0 billion in merger and acquisition and financing assignments during the past ten years.

Arthur A. Seeligson has served as one of our directors since 1995. He has been the Managing Partner of Seeligson Oil Co. Ltd. since 1996 and also manages a family investment office in Houston. Previously, Mr. Seeligson was an investment banker focused on the oil and gas industry.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles of our current executive officers.

Name	Age	Position
Walter G. Goodrich	52	Vice Chairman and Chief Executive Officer, Director
Robert C. Turnham, Jr.	53	President and Chief Operating Officer, Director
Mark E. Ferchau	56	Executive Vice President
Michael J. Killelea	48	Senior Vice President, General Counsel and Corporate Secretary
Jan L. Schott	42	Senior Vice President and Chief Financial Officer

Walter G. Goodrich’s biographical information may be found on page 22 of this proxy statement.

Robert C. Turnham, Jr.’s biographical information may be found on page 22 of this proxy statement.

Mark E. Ferchau has served as an Executive Vice President since 2004. He originally joined us in 2001, and from 2003 to 2004 he served as our Senior Vice President, Engineering and Operations. Mr. Ferchau has over 30 years of experience in the energy industry and has worked for several public and private exploration and production companies in various positions.

Michael J. Killelea joined us as Senior Vice President, General Counsel and Corporate Secretary in January 2009. Mr. Killelea has over 23 years of experience in the energy industry. In 2008, he served as Vice President, General Counsel and Corporate Secretary for Maxus Energy Corporation, a private exploration and production company located in The Woodlands, Texas. From 2000 until 2007 Mr. Killelea was Senior Vice President, General Counsel and Corporate Secretary of Pogo Producing Company, a publicly traded oil and gas exploration and production company headquartered in Houston, Texas.

Jan L. Schott was promoted to Senior Vice President and Chief Financial Officer in May 2010, after having previously been named Vice President and Interim CFO in March 2010. Ms. Schott joined the Company in 2007 as Vice President and Controller of the Company. Ms. Schott serves as the Company’s Principal Financial Officer. Ms. Schott served in various accounting management positions with Apache Corporation from 1997 to 2006. From 1991 to 1997, Ms. Schott was in public accounting with KPMG LLP. Ms. Schott is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Overview of Our Executive Compensation Program

Our success is contingent on our ability to recruit, develop, motivate and retain top executive talent with the requisite skills and experience to develop, expand and execute our business strategy. As a result, we seek to deliver fair and competitive compensation for our executive officers by structuring our executive compensation program principally around two goals. First, we target compensation at competitive market levels, meaning generally within the broad middle range of comparative pay of the Peer Companies (defined below) when we achieve the targeted performance levels. Second, we believe our executive officers should be rewarded for executing goals designed to generate returns for our stockholders but not for poor performance. As a result, we tie selected elements of our executive compensation program to individual and company performance goals.

The Chief Executive Officer (“CEO”) of the Company annually reviews the performance of each member of our executive management team (other than his own performance, which is reviewed by the Compensation Committee of our Board of Directors, for purposes of this Compensation Discussion and Analysis, the “Committee”). The conclusions reached and recommendations based on these reviews, including base salary adjustments and annual cash incentive award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards prior to presenting to the full Board for approval and retains the discretion to recommend a maximum award in excess of 100% of salary.

Throughout this proxy statement, the individuals who served as our CEO and Chief Financial Officer during the fiscal year ended December 31, 2010, as well as the other individuals included in the Summary Compensation Table on page 32, are referred to as “Named Executive Officers” or “NEOs”.

Objectives of Our Executive Compensation Program

We have developed an executive compensation program that is designed to (1) recruit, develop and retain key executive officers responsible for our success and (2) motivate management to enhance long-term stockholder value. To that end, the Committee bases its executive compensation decisions on the following objectives:

•

Compensation should reflect the value of the officer’s job in the marketplace. To recruit, develop and retain a highly skilled work force, we must remain competitive with the pay of other employers who compete with us for talent.

•

Compensation should be based on the level of job responsibility as well as individual and company performance. As employees progress to higher levels in our organization, an increasing proportion of their pay should be linked to company performance because they are in a position to have greater influence on company results.

•

Compensation should reward individual performance and achievement of overall company goals. Our programs should deliver top-tier compensation given top-tier individual and company performance; likewise, where individual performance falls short of expectations and/or the Company does not meet the goals set by the Board, our executive compensation program should deliver less compensation. In addition, the objectives of pay-for-performance and retention must be balanced. Even in periods of temporary downturns in company performance, our executive compensation program should continue to ensure that successful, high-achieving employees will remain motivated to perform and committed to us.

The Committee has established a number of processes to assist it in ensuring that our executive compensation program is achieving these objectives. Among those are:

•

Competitive Benchmarking. The Committee reviewed information provided by Equilar, an independent data source for executive compensation information, regarding relevant market data for cash and non-cash compensation for our executive officers. Providing insight into competitive market practices and relevant executive pay and performance data, Equilar provides the E&P industry with a comprehensive, searchable database for compensation data gathered from Proxy filings. The database allows the Committee to compare our executive compensation program with a group of peer companies in the upstream exploration and production sector of the oil and gas industry with market capitalizations similar to ours, as well as geographic areas of operation, industry-specific operations, and corporate structure (“Peer Companies”).

Our group of Peer Companies in 2010 included: Bill Barrett Corp., Brigham Exploration, Cabot Oil & Gas Corp., Carrizo Oil & Gas Inc., Comstock Resources, Exco Resources, Inc., GMX Resources, Inc., Penn Virginia Corp., Petrohawk Energy Corp., Petroquest Energy, Inc., Quicksilver Resources, Inc., Rosetta Resources, St. Mary Land and Exploration, and Swift Energy Co. This group of Peer Companies differs from those in the 2009 peer group. As a result of changes in corporate structure, market cap and areas of operation, the Committee removed ATP Oil & Gas Corp., Delta Petroleum Corp., Encore Acquisition Co., Parallel Petroleum Corp., and Stone Energy Corp. from our list of Peer Companies, and added Brigham Exploration, Exco Resources, Inc., GMX Resources. Inc., Rosetta Resources and St. Mary Land and Exploration.

The Committee uses the data from the Peer Companies primarily to ensure that our executive compensation program as a whole is competitive.

•

Assessment of Individual and Company Performance. The Committee has established specific company performance measures that determine the size of incentive payouts for our executive officers. In addition, a portion of the incentive payouts are based on evaluations of individual performance. These performance measures are discussed in more detail below.

•

Total Compensation Review. Historically, each December the Committee reviews each executive officer’s base pay, annual cash incentive and long-term equity-based incentives. In December 2010, the Committee approved awards of long-term equity-based incentives with the annual cash incentive awards to be paid in March 2011. In addition to these primary compensation elements, the Committee periodically reviews perquisites and other compensation as well as payments that would be required under the Company’s severance agreements. Following the 2010 review, the Committee determined that these elements of compensation were reasonable in the aggregate.

Elements of Our Executive Compensation Program

The Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to our key employees remains competitive relative to the compensation paid to similarly situated executive officers of our Peer Companies. In furtherance of these goals, our executive compensation program consists of six basic components:

•	base salaries;

•	discretionary bonus awards;

•	annual cash performance-based, incentive awards;

•	long-term equity-based incentives;

•	severance benefits; and

•	health insurance, retirement and other perquisites.

Base Salaries

We provide our executive officers and other employees with an annual base salary to compensate them for services rendered during the year. Our goal is to set base salaries for our executive officers at levels that are competitive with comparable companies for the skills and requirements of similar positions. To achieve this goal, the Committee uses benchmarking as previously discussed. In addition, the Committee considers the officer’s responsibilities, experience, leadership, potential future contribution and demonstrated individual performance as well as our cash flow, operational performance and progress in implementing our business strategy in establishing increases in base salaries for our executive officers.

For 2010, the base salaries for Messrs. Goodrich, Turnham, Ferchau, and Looney were unchanged, and Mr. Killelea’s base salary increased by 3%. While each NEOs individual performance during 2009 significantly contributed to the achievement of the Company’s 2009 goals, taking into consideration the 2009 economic and market conditions, as well as the forecasts for 2010, the Committee determined it would be in the best interest of the stockholders to keep the base salaries of Messrs. Goodrich, Turnham, Ferchau and Looney at the same level as their respective 2009 base salaries. In making the determination to increase Mr. Killelea’s base salary, the Committee reviewed his compensation market data. Mr. Looney resigned in March 2010. Ms. Schott was promoted to Senior Vice President and Chief Financial Officer in May 2010, at which time she received a salary adjustment to reflect her increased responsibilities as part of the Executive Management team.

For 2011, the base salaries for Messrs. Goodrich, Turnham, Ferchau, Killelea, and Ms. Schott increased by an average 12%. In making the determination to increase these base salaries, the Committee reviewed each executive officer’s contributions (which are discussed in detail below under “Annual Cash Incentive Performance Awards”) toward achieving the 2010 corporate goals, the lack of or minimal salary adjustments for 2010, as well as the compensation market data summarized as part of our benchmarking process described above. These increases are meant to reflect the value of the officer’s job in the marketplace and are based on the level of job responsibility as well as individual performance during 2010.

Bonus Awards

From time to time, the Committee grants discretionary bonus awards in recognition of individual performance. No discretionary bonus awards were granted to our executive officers during 2010.

Annual Cash Incentive Performance Awards

At the core of our executive compensation philosophy is a belief that pay should be linked directly to performance. Accordingly, we have adopted a set of performance measurements that are designed to provide specific goal-oriented incentives to our executive officers and to tie the annual cash incentive compensation of those officers to individual and Company performance guidelines. In adopting the performance measures, the Committee and our Board determined that a majority of the annual cash incentive award should be determined by an objective or formula driven plan and the remainder should be determined by subjective measures such as an individual’s role in our performance as well as that individual’s overall duties, responsibilities and expertise. Company performance metrics are based on metrics that management uses to evaluate the performance of the Company. Payment amounts and recommendations for our executive officers (other than the Chief Executive Officer) are presented to the Committee by the Chief Executive Officer along with the performance measures and results. Bonuses for all executive officers are determined by the Committee and presented to the Board for approval. Our Chief Executive Officer reviews the performance of each executive officer on an annual basis. The performance of our Chief Executive Officer is reviewed by the Committee and approved by our Board.

Each component of the performance guidelines is measured by its relative importance and a percentage of the executive officer’s salary has been targeted based on the possible grades in each category. Possible grades are broken down into four categories: Exceptional, Very Good, Good and Poor, with specific performance targets identified for each grade. Annual performance with results of Poor for each performance component yields no annual cash incentive for the executive officer. Results of “Exceptional” for all components, plus an individual performance component of 10% yield a maximum possible annual cash incentive equal to 70% of target bonus, which for all of our NEOs, other than Mr. Killelea and Ms. Schott, is 100% of salary. As Senior Vice Presidents, Mr. Killelea’s and Ms. Schott’s target bonus percentage is equal to 60% of salary. These target bonus percentages are consistent with the Committee’s benchmarketing objectives regarding total compensation discussed above. In addition, the Committee may, in its discretion, recommend to the Board that our executive officers receive an additional annual cash incentive of up to 30% of base salary and retains the discretion to recommend a maximum award in excess of 100% of salary. This discretionary award recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects and demonstrated leadership ability. The following chart presents information about the specific performance targets established by the Compensation Committee at the maximum achievement level, the Company’s actual performance results, the maximum incentive opportunities for our NEOs and the actual percentage amounts that were paid out:

Performance Measure	“Exceptional” Target	“Very Good” Target	“Good” Target	“Poor” Target	Actual 2010 Company Performance	Maximum Incentive Opportunity (% of target bonus)	Actual % of Target Bonus Awarded
Production Growth	>17.5%	15% – 17.4%	14.9% – 12.5%	<12.4%	12.52%	12.5%	5%
Reserve Replacement	>200%	161% – 200%	115.0% – 160.0%	<115.0%	223%	10%	10%
Finding & Development Costs	<$2.75	$2.76 – $3.00	$3.01 – $3.25	>$3.26	$2.06	15%	15%
Lease Operating Expense per Mcfe	<$0.90	$0.91 – $1.05	$1.06 – $1.20	>$1.21	$0.77	12.5%	12.5%
Growth in EBITDAX	>100%	90% – 100%	80% – 89.9%	<80%	76%	10%	0%
Individual Performance	N/A	N/A	N/A	N/A	N/A	10%	10%
Discretionary Award	N/A	N/A	N/A	N/A	N/A	30%	30%
TOTAL	—	—			—	100%	82.5%

As reflected in the table above, the Company exceeded the “Exceptional” or maximum targets for the Reserve Replacement, Finding and Development Costs and Lease Operating Expense per Mcfe performance measures. Production Growth measures achieved a “Good” level of performance resulting in a payout of 5% of target bonus, and Growth in EBITDAX measures achieved “ Poor” levels of performance, which resulted in a payout of 0% of target bonus. The individual performance and contributions of each of our NEOs, which are discussed in greater detail below, were also determined to merit maximum payouts under the Individual Performance measure. Finally, based on the Compensation Committee’s review of both the Company’s actual performance against the financial performance targets established at the outset of the year and the individual performance of each of our NEOs, the Committee exercised its judgment and awarded the maximum 30% available under the discretionary component of the program. Accordingly, each of our NEOs received a final incentive award payout equal to 82.5% of their respective bonus targets in 2010. In considering each NEOs individual performance, the Committee evaluated Mr. Goodrich’s contributions to the success of the Company and concurred with Mr. Goodrich’s assessment of the contributions of Messrs. Turnham, Ferchau, and Killelea, and Ms. Schott.

Specifically, the Committee determined (in the case of Mr. Goodrich) and concurred with Mr. Goodrich’s conclusions (with respect to the other executive officers) that:

•

Mr. Goodrich continued his excellent leadership of the entire organization. He led a fundamental change in business strategy, transitioning the Company from predominately natural gas production into the oil play of the Eagle Ford Shale. The Company acquired 40,000 net acres in the Eagle Ford Shale oil window and has significantly delineated the acreage to provide for a development plan for 2011 and 2012. This strategic repositioning allows the Company to control its own destiny in a prolonged low gas price environment. In addition, the Company had solid performance results as it increased its annual production to 33.7 Bcfe, a 13% increase over 2009, setting a Company record for the fourth consecutive year.

•

Mr. Turnham continued his excellent leadership of the operations and land groups in the Company, sourcing and negotiating a number of transactions to build the Company’s acreage position in the Eagle Ford Shale play and as well as increasing the Company’s acreage position in the prospective Angelina River Trend, where the Company now has 28,000 net acres. Mr. Turnham also led the marketing and negotiation of the sale of certain non-core assets, raising approximately $70 million in net proceeds. Through the leadership of Mr. Turnham, the Company also significantly reduced its cash cost structure decreasing lease operating expenses from $2.38 per mcfe at year-end 2009 to $1.52 per mcfe at the end of 2010, an important factor in a low price environment.

•

Mr. Ferchau continued his excellent leadership of the engineering functions, overseeing the drilling and completion of 47 gross (21.2 net) wells with a 100% success rate. These new wells contributed to a 10% growth in year-end total proved reserves, now totaling 464 Bcfe with proved developed reserves accounting for 41% of total proved reserves.

•

Mr. Killelea has continued to provide valuable legal counsel to the management team. He assisted in negotiating and closing the Eagle Ford Shale acreage transactions and the non-core property sale. In addition to managing litigation and corporate secretarial matters, Mr. Killelea also assists in managing the human resources and marketing departments.

•

Ms. Schott was named Vice President and Interim CFO on March 24 and promoted to Senior Vice President and Chief Financial Officer on May 20. By virture of her job responsibilities, she had principal responsibility for all accounting, treasury and planning functions. In her various positions during 2010 she worked with the management team to position the Company with the option to re-finance the $175 million notes with a new public high yield issuance in 2011, conducting multiple meetings and correspondence with the rating agencies. She was instrumental in the culmination of the previously mentioned acquisitions and divestitures putting the Company in a strong position as of year end with approximately $243 million of liquidity.

•	Mr. Looney resigned in March 2010 and was therefore not entitled to receive any cash incentive performance award.

In determining how much of the 30% discretionary component should be awarded, the Compensation Committee considered a variety of factors, including the strong cash position of the Company’s balance sheet as of December 31, 2010, the Company’s exceptional performance with respect to lowering the company’s overall cost structure, reducing lease operating expenses, reserve replacement, expanding its acreage position in the core Angelina River Trend, strategic acquisition of acreage in the Eagle Ford Shale, and the retention of its proven and experienced management team. Based on the Company’s strong performance in spite of the challenges of difficult domestic economic conditions and the previously described contributions of each of our executive officers, the Committee determined to award the maximum 30% available under the discretionary component of our annual incentive program.

The plan and performance measures are reviewed and annually updated and amended as the Committee deems necessary. The Committee also determines whether the performance measures and standards are appropriate for us and whether the full range of possible payouts makes sense relative to each applicable performance measure, as well as our total compensation. Also, the Committee reviews potential results of the subjective performance measures and determines whether or not the guidelines being tied to an individual’s annual salary are appropriate.

Long-Term Equity-Based Incentives

To align the compensation of our executive officers with the attainment of our business goals and an increase in stockholder value, we award grants of “restricted” phantom stock as part of our total compensation package. These grants are made pursuant to our 2006 Long-Term Incentive Plan. The specific objectives of our long-term equity-based compensation plan are to attract and retain the services of key employees and enhance a sense of ownership in us, as well as to encourage those persons to assist in our development, growth and financial success.

We consider the proportion of equity-based incentives to salary and cash incentives when determining the size of grants of “restricted” phantom stock. In 2010, this proportion was approximately 50% for all of our NEOs. We believe this proportion reflects a correlation between executive compensation and Company performance in both the short and long-term. The amount of equity incentive compensation granted for 2010 performance was determined such that total compensation would approximate the median range of companies in our compensation peer group. Existing ownership levels are not a factor in award determination, as we do not want to discourage executives from holding significant amounts of our common stock.

We have expensed stock option grants under the Share-Based Payments Topic of the Financial Accounting Standards Board’s Accounting Standards Codification (the “Codification”) beginning in 2006. Historically, we awarded a combination of stock option and “restricted” phantom stock grants to our executives. While we still have the ability under our 2006 Long-Term Incentive Plan, our Compensation Committee has favored awards of “restricted” phantom stock in recent years. Since our adoption of the Share-Based Payments Topic of the Codification in 2006, we have, during most market conditions, generally concluded that the value of stock options as perceived by the recipients was incongruent with the cost required to be recognized by the Company in its financial statements prepared in accordance with GAAP. As such, and unless market conditions suggest otherwise, the Company has granted restricted shares to its executive group in lieu of a combination of restricted shares and stock options.

We believe that providing grants of “restricted” phantom stock focuses the named executives on delivering long-term value to our stockholders, while providing value to the executives in the form of equity awards. A grant of “restricted” phantom stock offers executives the opportunity to receive shares of our common stock on the date the restriction lapses. In this regard, “restricted” phantom stock serves both to reward and retain executives, as the value of the “restricted” phantom stock is linked to the price of our common stock on the date the restrictions lapse.

Each of the NEOs received grants of “restricted” phantom stock in December 2010 based on performance and for services rendered during fiscal year-ended 2010. As a result of Mr. Looney’s resignation in March 2010, he was not entitled to receive a long-term equity-based incentive award for 2010. Our “restricted” phantom stock awards vest in three equal annual installments beginning one year after the grant date. We believe that these vesting schedules aid us in retaining executives and motivating longer-term performance.

Severance Benefits

We have severance agreements with Messrs. Goodrich, Turnham, and Ferchau. Mr. Killelea and Ms. Schott are covered by the Goodrich Petroleum Officer Severance Plan. We believe that the severance payments and other benefits provided under these agreements and the severance plan are appropriate, accounting for the time that is expected to take a separated officer to find another job. Under the agreements and this plan, each officer is eligible for severance payments and other benefits if the officer’s employment is terminated without cause or due to a change of control (each a “Triggering Event”) as described below and under “Potential Payments Upon Termination or Change in Control” beginning on page 34 of this proxy statement.

•

Without Cause. Payments and other benefits are provided under the separation agreements and the plan if the officer is terminated without cause. The payments and other benefits provided upon this Triggering Event are intended to ease the consequences to the separated officer of an unexpected termination that under different circumstances would not have occurred and which is beyond the control of the officer.

•

Change of Control. Recognizing the importance of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes, we provide payments and other benefits under the separation agreements if an officer is terminated due to a change in control. We believe that use of this Triggering Event protects stockholder interests by enhancing employee focus during rumored or actual change in control activity through (1) providing incentives to our officers to remain employed by us despite uncertainties while a transaction is under consideration or pending and (2) assuring severance and benefits for terminated officers.

Other Benefits

In addition to base pay, annual cash incentive, long-term equity-based incentives and severance benefits, we provide the following forms of compensation:

•

401(k) Savings Plan. We have a defined contribution profit sharing 401(k) plan designed to assist our eligible officers and employees in providing for their retirement. We match the contributions of our employees to the plan in cash, up to a maximum of 6% of eligible deferrals. Employees are immediately 100% vested in company contributions.

•

Health and Other Welfare Benefits. Our executive officers are eligible to participate in medical, dental, vision, disability insurance and life insurance to meet their health and welfare needs. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining officers and other employees. This is a fixed component of compensation and the benefits are provided on a non-discriminatory basis to all employees.

•

Perquisites. We do not provide significant perquisites or personal benefits to our executive officers. To the extent perquisites or other personal benefits are provided, they are determined on an individual basis as appropriate in light of competitive standards and the performance of our executive officers.

Other Matters

Resignation of David R. Looney

On March 24, 2010, we announced that David R. Looney had resigned as the Company’s Executive Vice President and Chief Financial Officer. Mr. Looney’s resignation was effective as of March 31, 2010. In connection with his resignation, Mr. Looney entered into a Resignation Agreement (the “Resignation Agreement”) dated as of March 24, 2010, which superseded any and all agreements between the Company and Mr. Looney, including his Amended and Restated Severance Agreement. Mr. Looney also agreed to serve as a consultant for the Company for a period of six months following his resignation in order to assist the Company with its transition to his replacement. For more information about the terms of the Resignation Agreement see “Executive Compensation—Mr. Looney’s March 2010 Resignation” below.

Stock Ownership Guidelines and Hedging Prohibition

Stock ownership guidelines have not been implemented by the Committee for our executive officers. In addition, we do not have a policy that restricts our executive officers from limiting their economic exposure to our stock. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines and hedging prohibitions.

Tax Treatment of Executive Compensation

Our Board has not yet adopted a policy with respect to the limitation under Section 162(m) of the Internal Revenue Code, which generally limits our ability to deduct “non-performance based” compensation in excess of $1,000,000 to certain executive officers in any year.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the disclosures set forth in this proxy statement under the heading “Compensation Discussion and Analysis.” Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the disclosures set forth in this proxy statement under the heading “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Respectfully submitted by the Compensation Committee of the Board of Directors,

Gene Washington, Chairman

Josiah T. Austin

Arthur A. Seeligson

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes, with respect to our NEOs, information relating to the compensation earned for services rendered in all capacities. Our NEOs consist of five of our current executive officers, including our Chief Executive Officer, and our former Chief Financial Officer.

Summary Compensation for Year Ended December 31, 2008, 2009 and 2010

Name and Principal Position	Year	Salary	Stock Awards(1)		Non-Equity Incentive Plan Compensation	All Other Compensation(2)		Total
		($)	($)		($)	($)		($)
Walter G. Goodrich	2010	409,500	819,007		337,838	14,700		1,581,045
Vice Chairman and Chief Executive Officer	2009	409,500	818,996		358,313	14,700		1,601,509
	2008	390,000	1,265,423	(3)	302,250	13,800		1,971,473

Robert C. Turnham, Jr.	2010	367,500	735,008		303,188	14,700		1,420,396
President and Chief Operating Officer	2009	367,500	735,003		321,563	14,700		1,438,766
	2008	350,000	1,152,236	(3)	271,250	13,800		1,787,286

Mark E. Ferchau	2010	309,750	619,502		255,544	14,700		1,199,496
Executive Vice President	2009	309,750	619,491		271,031	14,700		1,214,972
	2008	295,000	904,882	(3)	228,625	13,800		1,442,307

Michael J. Killelea	2010	247,200	370,799		122,364	14,700		755,063
Senior Vice President, General Counsel and Corporate Secretary	2009	229,230	356,000		105,000	13,154		703,384

Jan L. Schott(4)	2010	219,396	359,996		118,800	13,163		711,355
Senior Vice President, and Chief Financial Officer

David Looney(5)	2010	86,625	—		—	178,448	(6)	265,073
Former Executive Vice President and Chief Financial Officer	2009	346,500	693,007		303,188	14,700		1,357,395
	2008	330,000	1,052,479	(3)	255,750	13,800		1,652,029

(1)

The amounts included in the “Stock Awards” column reflects the full fair value at the grant date, assuming the completion of the service-based vesting conditions to which such awards are subject. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by our NEOs. Assumptions used in the calculation of these amounts are included in Note 2 to our audited financial statements for the fiscal year ended December 31, 2008, 2009, and 2010 included in our Annual Report on Form 10-K.

(2)	The amounts included in the “All Other Compensation” column represent Company matching contributions to the Named Executive Officer’s 401(k) savings plan account. No Named Executive Officer received any perquisites for which the aggregate amount exceeded $10,000.
(3)	These amounts include stock awards granted for services rendered by each NEO for fiscal 2007 and 2008. Because awards for 2007 performance were granted on February 12, 2008, the grant date fair value of such awards is reflected in 2008 compensation.
(4)	Ms. Schott became an executive officer in March 2010.
(5)	Mr. Looney resigned effective March 31, 2010.
(6)	Includes $173,250 Mr. Looney received for consulting services provided after his resignation.

Grants of Plan-Based Awards

The following table provides information concerning each grant of an award made to our NEOs under any plan, including awards, if any, that have been transferred.

Grants of Plan-Based Awards for Year Ended December 31, 2010

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold	Target	Maximum (2)
		($)	($)	($)	(#)	($)
Walter G. Goodrich	12/09/2010	—	286,650	409,500	51,705	819,007
Robert C. Turnham, Jr.	12/09/2010	—	257,250	367,500	46,402	735,008
Mark E. Ferchau	12/09/2010	—	216,825	309,750	39,110	619,502
Michael J. Killelea	12/09/2010	—	103,824	148,320	23,409	370,799
Jan L. Schott	12/09/2010	—	100,800	144,000	22,727	359,996
David R. Looney(4)	12/9/2010	—	242,550	346,500	—	—

(1)	These columns show the potential value of the payout for each NEO under our annual cash incentive plan if the threshold, target or maximum goals are satisfied for all performance measures. The potential payouts are performance-driven and therefore completely at risk. The business measurements and performance goals for determining the payout are described in the CD&A on page 22.
(2)	The Compensation Committee retains the discretion to recommend a maximum award in excess of 100% of base salary.
(3)	On December 9, 2010, the Board awarded “restricted” phantom stock to the NEOs based upon 2010 Company performance and services rendered.
(4)	Mr. Looney resigned in March 2010 and was therefore not eligible for the grant of “restricted” phantom stock on December 9, 2010 nor a payout under the non-equity incentive award.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

2006 Long-Term Incentive Plan.

Restricted “Phantom” Stock. The “restricted” phantom stock awards vest in one-third increments on each anniversary of the grant date, and will vest earlier upon the grantee’s termination of employment due to his death or disability. In addition, the “restricted” phantom stock will vest on a change in control of the Company. Payment of vested “restricted” phantom stock may be made in cash, shares of our common stock or any combination thereof, as determined by the Compensation Committee in its discretion. Any payment to be made in cash will be based on the fair market value of a share of common stock on the payment date.

Non-Equity Incentive Plan Compensation.

In May 2010, the Compensation Committee approved the 2010 performance criteria under our annual cash incentive compensation plan.

For a description of the plan, please see “Compensation Discussion and Analysis—Annual Cash Incentive Awards.”

Salary in Proportion to Total Compensation. As noted in “Compensation Discussion and Analysis,” we believe that a significant portion of each NEOs compensation should be in the form of equity awards. The percentage of each NEOs total compensation that was paid and awarded for 2010 in the form of base salary was approximately 26% for each of Messrs. Goodrich, Turnham, and Ferchau and approximately 33% for Mr. Killelea and Ms. Schott. The Company did not award any bonuses, as such term is defined by the SEC, in 2010.

Outstanding Equity Awards Value at Fiscal Year-End Table

The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for our NEOs.

Outstanding Equity Awards as of December 31, 2010

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
			($)		(#)		($)(1)
Walter G. Goodrich	70,000		16.46	12/21/2014	9,000	(2)	158,760
	135,000		23.39	12/06/2015	7,341	(3)	129,495
					24,650	(4)	434,826
					51,705	(5)	912,076

Robert C. Turnham, Jr.	42,300		16.46	12/21/2014	8,333	(2)	146,994
	125,000		23.39	12/06/2015	6,588	(3)	116,212
					22,122	(4)	390,232
					46,402	(5)	818,531

Mark E. Ferchau	45,000		16.46	12/21/2014	6,000	(2)	105,840
	23,500		23.39	12/06/2015	5,553	(3)	97,954
					18,645	(4)	328,897
					39,110	(5)	689,900

Michael J. Killelea					6,772	(4)	119,458
					23,409	(5)	412,934
					3,333	(6)	58,794

Jan L. Schott		10,000	21.59	02/12/2015	2,666	(2)	47,028
					1,987	(3)	35,050
					6,396	(4)	112,825
					22,727	(5)	400,904

David R. Looney(7)	60,000		27.81	5/09/2016

(1)	The closing stock price on December 31, 2010, the last trading day of the fiscal year, was $17.64.
(2)	“Restricted” phantom stock vest on February 12, 2011.
(3)	“Restricted” phantom stock vest on December 9, 2011.
(4)	“Restricted” phantom stock vest in one-half increments on December 2, 2011 and 2012.
(5)	“Restricted” phantom stock vest in one-third increments on December 9, 2011, 2012, and 2013.
(6)	“Restricted” phantom stock vest in one-half increments on January 19, 2011 and 2012.
(7)	Mr. Looney resigned in March 2010. See discussion of Mr. Looney’s resignation agreement below.

Option Exercises and Stock Vested

The following table provides information concerning each exercise of stock option and each vesting of stock, including restricted stock, “restricted” phantom stock and similar instruments during the fiscal year ended December 31, 2010 on an aggregated basis with respect to each of our NEOs.

Stock Vested for the Year Ended December 31, 2010

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)
Walter G. Goodrich	28,666	479,759
Robert C. Turnham, Jr.	25,982	435,621
Mark E. Ferchau	20,876	346,917
Michael J. Killelea	5,053	88,966
Jan L. Schott	8,687	152,676
David R. Looney(1)	32,333	551,620

(1)	Mr. Looney resigned in March 2010. See discussion of Mr. Looney’s resignation agreement below.

Risk Assessment Related to our Compensation Structure

We believe our compensation plans are appropriately structured and are not reasonably likely to result in material risk to the Company. We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We set performance goals that we believe are reasonable in light of past performance and market conditions. We also believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. Further, with respect to our incentive compensation programs, the metrics that determine payouts for our employees are company-wide metrics only. This is based on our belief that applying Company-wide metrics encourages decision-making that is in the best long-term interests of the Company and our stockholders as a whole. We use “restricted” phantom stock rather than stock options for equity awards because “restricted” phantom stock retains value even in a depressed market so that employees’ are less likely to take unreasonable risks to get, or keep, options “in-the-money.” Finally, the time-based vesting over three years for our long-term incentive awards, even after achievement of any performance criteria, ensures that our employees’ interests align with those of our stockholders for the long-term performance of the Company.

Mr. Looney’s March 2010 Resignation

Mr. Looney resigned on March 31, 2010. We entered into a resignation agreement with Mr. Looney on March 24, 2010 that governed both the compensation and benefits that he was entitled to receive in connection with his voluntary resignation, as well as the consulting relationship we retained with Mr. Looney following such resignation. Subject to his execution and non-revocation of a release in our favor, as well as his commitment not to reveal our confidential information, Mr. Looney received certain benefits from us. We determined that Mr. Looney’s “restricted” phantom stock awards granted pursuant to the 2006 Plan would receive partial acceleration, and partial forfeiture (as provided for and allowed pursuant to the 2006 Plan); a total of 25,000 shares of his phantom stock awards were vested on April 1, 2010 and had a market value of $406,500. The exercise period of the already vested but outstanding stock options that Mr. Looney held as of March 31, 2010 was maintained in order to allow him to exercise them until May 9, 2016, but no stock options received accelerated vesting. Mr. Looney was also paid a lump sum payment of $303,188 as full payment of the bonus he would have received for the 2009 calendar year. Mr. Looney was given the opportunity to elect continuation of coverage under our group medical plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for a period of 24 months (unless he becomes covered by a third party’s group health plan prior to such date), and we waived the monthly premium amount for the first 18 months. Mr. Looney would then be required to pay us his continuation coverage premium for the remaining 6 months, whereby we would then pay him an amount equal to 150% of the premium he submitted. Utilizing a value of $2,466 as Mr. Looney’s monthly medical coverage costs at the time of his resignation, we calculate his continued medical benefits to equal $66,582.

Mr. Looney’s consulting agreement with us became effective as of April 1, 2010. The term of the agreement lasted 6 months, and Mr. Looney made himself available to assist us in the transition to a new Chief Financial Officer. Beginning in May of 2010, we could request that Mr. Looney provide services for up to a maximum of eight (8) hours in any given week through the remainder of the consulting term. In no event did Mr. Looney provide services to us in excess of 20% of the average services he performed for us as an employee in order to ensure that Mr. Looney remained in compliance with the “separation from service” requirements of Section 409A of the Code. Mr. Looney received a total of $173,250 for his services, which were paid in monthly installments over the term of the consulting period

Potential Payments Upon Termination or Change in Control

The discussion below discloses the amount of compensation and/or other benefits potentially due to Messrs. Goodrich, Turnham, Ferchau and Killelea, and Ms. Schott in the event of their termination of employment, including, but not limited to, in connection with a change in control of the Company. The amounts shown assume that such termination was effective as of December 31, 2010, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their respective termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. We believe that change in control protection allows management to focus their attention and energy on the business transaction at hand without any distractions regarding the effects of a change-of-control. Likewise, post-termination payments allow management to focus their attention and energy on making the best objective business decisions that are in the interest of the company without allowing personal considerations to cloud the decision-making process.

Severance Agreement

Each of Messrs. Goodrich, Turnham, and Ferchau entered into a severance agreement with the Company providing for a cash lump sum payment to each of them in the event of their termination of employment without “cause” or due to a “change in duties,” during the eighteen (18) month period immediately following a “change in control,” each term as defined below. The amount to which each is entitled is equal to two (2) times his then “current annual rate of total compensation,” to be paid within a ninety (90) day period following the applicable termination of employment, or in the event the executive is a “specified employee” as defined in Section 409A of the Code at the time of termination, on the first business day following the six (6) month period immediately following the executive’s termination of employment. The severance agreement also provides for continued health and life insurance coverage under the Company plans (or the equivalent thereof) for each of them through the second anniversary of their respective termination of employment date, but only to the extent that the continuation of benefits is exempt from Section 409A of the Code. In the event that payments pursuant to the severance agreements create excise taxes for the executive pursuant to Section 4999 of the Code, we will provide the executive with an additional payment solely to compensate them for the additional excise tax payment; the additional payment is not intended to apply to the income, excise or other taxes that such an additional payment may create for the executive.

The severance agreements define “cause” as (1) a material failure to perform expected duties, (2) the commission of fraud, embezzlement, or misappropriation against us, (3) a material breach by the executive of his fiduciary duty, or (4) a conviction of a felony offense or a crime involving moral turpitude.

The executive’s “current annual rate of total compensation” is comprised of the executive’s annual base salary, the annual cash bonus last awarded to the executive prior to the change of control, and the value of the equity-based compensation awards granted to the executive during the twelve (12) months immediately prior to the change of control. All equity awards to be included in this calculation will be valued as of the date of grant.

A “change of control” of the Company will be deemed to have occurred upon the occurrence of the following events: (1) a sale or other transfer of all or substantially all of our assets, (2) our liquidation or dissolution, (3) a person or group becomes the beneficial owner of fifty percent (50%) or more of our voting power, or (4) a merger or consolidation, unless for at least six (6) months after the transaction, we own at least fifty percent (50%) of the total voting power of all the voting securities.

The executives may voluntarily resign upon a “change in duties” upon (1) a reduction in the executive’s duties or responsibilities, (2) a reduction in the executive’s “current annual rate of total compensation” or (3) a change in location of the executive’s principal place of business of more than fifty (50) miles.

Officer Severance Plan

Each of Mr. Killelea and Ms. Schott are covered under the Goodrich Petroleum Officer Severance Plan which provides for a cash lump sum payment to each of them in the event of their termination of employment without “cause” or due to a “change in duties,” during the eighteen (18) month period immediately following a “change in control,” each term as defined below. Prior to any payments under the Officer Severance Plan becoming payable, however, the executive will be required to file a general release in the Company’s favor. The amount to which each is entitled is equal to two (2) times the sum of his annual base salary (defined below) and target bonus amount (defined below), to be paid no later than the ten (10) day period following the executive’s release becoming irrevocable, or in the event the executive is a “specified employee” as defined in Section 409A of the Code at the time of termination, on the first business day following the six (6) month period immediately following the executive’s termination of employment. The severance plan also provides for continued health coverage under the Company plans (or the equivalent thereof) for each of them for up to 18 months from their respective termination of employment date, but only to the extent that the continuation of benefits is exempt from Section 409A of the Code. In the event that payments pursuant to the severance plan create excise taxes for the executive pursuant to Section 4999 of the Code, we will provide the executive with an additional payment solely to compensate them for the additional excise tax payment; the additional payment is not intended to apply to the income, excise or other taxes that such an additional payment may create for the executive.

If either executive incurs an involuntary termination prior to a change of control, then such executive is entitled to receive 50% of the sum of his annual base salary and target bonus amount as well as up to six months of continued health benefits.

The severance plan defines “cause” as (1) a material failure to perform expected duties, (2) a conviction of a felony offense or a crime involving moral turpitude, or (3) gross negligence or willful misconduct in the performance of duties.

The executive’s annual base salary shall mean the highest rate of base salary in effect during the six-month period ending immediately prior to the change of control or involuntary termination and the executive’s target bonus amount shall mean an amount equal to the product of (i) the Executive’s annual base salary and (ii) the executive’s target bonus percentage for the fiscal year of the Employer immediately preceding the year of termination.

A “change of control” of the Company will be deemed to have occurred upon the occurrence of the following events: (1) a sale or other transfer of all or substantially all of our assets, (2) our liquidation or dissolution, (3) a person or group becomes the beneficial owner of fifty percent (50%) or more of our voting power, or (4) a merger or consolidation, unless for at least six (6) months after the transaction, we own at least fifty percent (50%) of the total voting power of all the voting securities.

The executives may voluntarily resign upon a “change in duties” upon (1) a reduction in the executive’s duties or responsibilities, (2) a reduction in the executive’s “current annual rate of total compensation” or (3) a change in location of the executive’s principal place of business of more than fifty (50) miles.

An “involuntary termination” shall mean any termination of the executive’s employment with the Company that results from either (i) termination (whether before, on or following a change of control) by the Company other than for cause; or (ii) upon a change in duties by the executive on or within 18 months following a change of control.

Equity-Based Compensation Plans

In addition, each of Messrs. Goodrich, Turnham, and Ferchau hold unvested stock options granted under the Goodrich Petroleum Corporation 1995 Stock Option Plan (“1995 Plan”). Options granted under the 1995 Plan become fully exercisable upon the grantee’s termination of employment with the Company due to death or disability. In addition, the 1995 Plan provides the administrative committee discretion to accelerate options upon a “change in control,” as defined in the 1995 Plan. A “change of control” under the 1995 plan will be deemed to have occurred upon the occurrence of any of the following events: (1) a person or group of persons becomes the beneficial owner of fifty percent (50%) or more of our voting power, (2) a merger where we are not the surviving entity, (3) an election of directors in which more than one-half of our incumbent directors are not reelected, (4) the sale or other transfer of all or substantially all of our assets or (5) our liquidation or dissolution.

The Company maintains the Goodrich Petroleum Corporation 2006 Long-Term Incentive Plan (“2006 Plan”), under which each of Messrs. Goodrich, Turnham, Ferchau, and Killelea, and Ms. Schott have received grants of stock options and “ restricted” phantom stock. The terms of the 2006 Plan and related award agreements provide for options to become fully vested and exercisable upon a “change of control” (as defined below) of the Company or upon the grantee’s termination of employment due to death or disability. “Restricted” phantom stock granted under the 2006 Plan become fully vested upon a change of control of the Company, or upon a grantee’s termination of employment with the Company due to death or disability. A “change of control” of the Company is defined for purposes of the 2006 Plan as a change of control event as defined in the regulations and guidance issued under Section 409A of the Code. Our compensation committee has the authority to provide for alternative acceleration or exercise treatment for the awards granted pursuant to the 2006 Plan at its discretion, but for purposes of the table below, we have assumed that the executives would receive the treatment of their equity awards as currently noted in the 2006 Plan and their award agreements.

As to the options granted under the 1995 Plan and the 2006 Plan, accelerated vesting results in an amount equal to the difference between the exercise price for each option and the market price per share, multiplied by the number of shares.

A summary of the possible cash severance payments and continuation of health and life insurance coverage, as well as the accelerated vesting or settlement of the options and “restricted” phantom stock, are detailed below for each of the named executive officers. The value of all equity awards is based upon the closing price of our stock on December 31, 2010, or $17.64. Stock options that have an exercise price at or above our closing stock price of $17.64 are not reflected in the tables below because the executives would not receive any value with respect to these “underwater” options.

Executive	Death or Disability	Change in control followed by a termination without cause or a change in duties	Termination without cause	Change in Control without a Termination of Employment
	($)	($)	($)	($)
Walter G. Goodrich
Cash Severance(1)	—	3,173,640	3,173,640	—
Health and Life Continuation(2)	—	68,755	68,755	—
Accelerated Equity Awards(3)	1,717,757	1,717,757	—	1,717,757
Total	1,717,757	4,960,153	3,242,395	1,717,757

Robert C. Turnham, Jr.
Cash Severance(1)	—	2,848,140	2,848,140	—
Health and Life Continuation(2)	—	68,755	68,755	—
Accelerated Equity Awards(3)	1,521,884	1,521,884	—	1,521,884
Total	1,521,884	4,438,779	2,916,895	1,521,884

Mark E. Ferchau
Cash Severance(1)	—	2,400,566	2,400,566	—
Health and Life Continuation(2)	—	68,755	68,755	—
Accelerated Equity Awards(3)	1,275,693	1,275,693	—	1,275,693
Total	1,275,693	3,745,015	2,469,321	1,275,693

Michael J. Killelea
Cash Severance(1)		704,400	176,100
Health Continuation(2)		48,387	16,129
Accelerated Equity Awards(3)	591,186	591,186	—	591,186
Total	591,186	1,343,973	192,229	591,186

Jan L. Schott
Cash Severance(1)		674,250	168,563
Health Continuation(2)		31,637	10,546
Accelerated Equity Awards(3)	595,809	595,809		595,809
Total	595,809	1,301,696	179,108	595,809

(1)	The total compensation used to determine the amount of cash severance each executive would have been entitled to as of December 31, 2010 is comprised of the following amounts:

a. Mr. Goodrich: $409,500 in annual salary; $358,313 in bonus, and $819,007 for the value of the previous year’s equity awards

b. Mr. Turnham: $367,500 in annual salary; $321,563 in bonus, and $735,007 for the value of the previous year’s equity awards

c. Mr. Ferchau: $309,750 in annual salary; $271,031 in bonus, and $619,502 for the value of the previous year’s equity awards

d. Mr. Killelea: $247,200 in annual salary and $105,000 in target bonus amount.

e. Ms. Schott: $240,000 in annual salary and $97,125 in target bonus amount.

(2)	The amounts disclosed above for the continuation of health and life insurance were calculated by using the current cost for health and life insurance (if applicable) for each executive as of December 31, 2010 under our current health and life insurance plans. The continuation costs could be more or less than the amounts disclosed above depending on the time of the executive’s actual termination of employment.
(3)	The acceleration of equity for each of the executives is comprised of both stock options under the 1995 Plan for Messrs. Goodrich, Turnham and Ferchau, as well as “restricted” phantom stock for all of the executives pursuant to the 2006 Plan. Amounts disclosed in the table above reflect:

a. Mr. Goodrich: 70,000 stock options at an exercise price of $16.46; and 92,696 “restricted” phantom stock.

b. Mr. Turnham: 42,300 stock options at an exercise price of $16.46; and 83,445 “restricted” phantom stock.

c. Mr. Ferchau: 45,000 stock options at an exercise price of $16.46; and 69,308 “restricted” phantom stock.

d. Mr. Killelea: 33,514 “restricted” phantom stock.

e. Ms. Jan L. Schott: 33,776 “restricted” phantom stock.

DIRECTOR COMPENSATION

General

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2010. Directors who are our full-time employees receive no compensation for serving as directors

Director Compensation for Year Ended December 31, 2010

Name	Year	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
		($)	($)	($)	($)
Josiah T. Austin	2010	28,500	38,250	—	66,750
Geraldine Ferraro(2)	2010	34,000	38,250	—	72,250
Henry Goodrich	2010	26,000	88,415	231,019	345,434
Patrick E. Malloy, III	2010	26,000	538,255	468,750	1,033,005
Michael J. Perdue	2010	43,500	38,250	—	81,750
Arthur A. Seeligson	2010	31,000	38,250	—	69,250
Stephen M. Straty	2010	26,500	38,250	—	64,750
Gene Washington	2010	34,500	38,250	—	72,750

(1)	No director had any outstanding stock awards at year-end 2010 except Messrs. Goodrich and Malloy, who had 6,666 and 57,582 shares of “restricted” phantom stock, respectively. On December 9, 2010, the Committee awarded 3,167 “restricted” phantom stock to Mr. Goodrich and 31,566 “restricted” phantom stock to Mr. Malloy based on 2010 Company performance. These awards were made to Mr. Goodrich pursuant to his consulting agreement with us and to Mr. Malloy as the non-executive Chairman of the Board. Please see “Transactions with Related Persons” for a brief description of Mr. Goodrich’s consulting agreement. The amounts included in the “Stock Awards” column reflect the grant date fair value of each director’s award as computed in accordance with the Share-Based Payments Topic of the Codification. Assumptions used in the calculation of these amounts are included in Note 2 to our audited financial statements for the fiscal year ended December 31, 2008, 2009, and 2010 included in our Annual Report on Form 10-k.
(2)	Ms. Ferraro passed away in March 2011.

Retainer/Fees

Each non-employee director received the following compensation in 2010:

•	an annual retainer fee of $20,000 in cash;

•	additional cash retainer of $15,000 for the Chairman of the Audit Committee and $5,000 for both the Chairman of the Compensation Committee, and the Nominating and Corporate Governance Committee;

•	an annual grant of 3,000 shares of common stock; and

•	a meeting fee of $1,000 for each Board meeting attended in person or via teleconference and $500 for each committee meeting attended in person or via teleconference.

Equity-Based Compensation

As described above, at our 2010 annual meeting of Stockholders, we granted our non-employee directors 3,000 shares of common stock.

Other Arrangements

We have a consulting agreement with Henry Goodrich under which he is entitled to receive an annual consulting fee, an annual bonus and annual equity grants. Please refer to the section “Transactions with Related Persons” for details regarding this agreement.

Our non-executive Chairman of the Board, Mr. Malloy also receives compensation as determined by the Compensation Committee for services rendered, which is further described in the section “Transactions with Related Persons.”

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED ACCOUNTING FIRM

Although stockholder approval is not required for the appointment of Ernst & Young LLP, the Board and the Audit Committee have determined that it is desirable as a good corporate governance practice. Ratification requires the affirmative vote of a majority of the shares entitled to vote on, and voted for or against, the matter, represented in person or by proxy at the Annual Meeting. If our stockholders do not ratify the appointment, the Audit Committee may reconsider the appointment. However, even if the appointment is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of us and our stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from stockholders at the Annual Meeting.

OUR BOARD RECOMMENDS VOTING “FOR”

THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee was established to implement and to support oversight function of the Board of Directors with respect to the financial reporting process, accounting policies, internal controls and independent registered public accounting firm of Goodrich Petroleum Corporation.

Each member of the Audit Committee is an “independent” director and “financially literate” as determined by the Board, based on the listing standards of the New York Stock Exchange. Each member of the Audit Committee also satisfies the Securities and Exchange Commission’s additional independence requirements for members of audit committees. In addition, the Board has designated Mr. Perdue, the Chairman of the Audit Committee, as an “audit committee financial expert,” as defined by the Securities and Exchange Commission’s rules and regulations.

In fulfilling its responsibilities, the Audit Committee:

•	reviewed and discussed the audited financial statements with management and our independent auditors;

•	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61;

•

received from the independent registered public accounting firm and discussed the written communication and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and

•	considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements of Goodrich Petroleum Corporation be included in its Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Respectfully submitted by the Audit Committee of the Board of Directors,

Michael J. Perdue, Chairman

Arthur A. Seeligson

Audit and Non-Audit Fees

Ernst & Young LLP has served as our independent registered public accounting firm and audited our consolidated financial statements beginning with the fiscal year ended December 31, 2008. The following table shows the fees billed to us related to the audit and other services provided by Ernst & Young LLP for 2010 and 2009.

	2010	2009
Audit Fees(1)	$1,062,121	$1,035,600
Audited Related Fees	—	—

Total Audit and Audit Related Fees	1,062,121	1,035,600
Tax Fees	—	—
All Other Fees(2)	—	—

Total Fees	$1,062,121	$1,035,600

(1)	Audit fees are fees we paid to Ernst & Young LLP in 2010 and 2009 for professional services related to the audit and quarterly reviews of our financial statements and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. In 2010 and 2009, audit fees included the audit of consolidated financial statements and audit of internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, Section 404 (“SOX”).
(2)	No other fees for professional services were paid to Ernst & Young LLP with respect to the fiscal years ended December 31, 2010 or 2009, respectively.

Pre-Approval Policies and Procedures

Consistent with the Audit Committee Charter, 100% of services provided by Ernst & Young LLP were pre-approved by the Audit Committee, which has determined that the services provided by Ernst & Young LLP were compatible with maintaining each firm’s independence.

Audit Committee Pre-approval Policy

All services to be performed for the Company by Ernst & Young LLP must be pre-approved by the Audit Committee or a designated member of the Audit Committee, as provided in the committee’s charter. All services provided by Ernst & Young LLP in fiscal 2010 were pre-approved by the Audit Committee.

PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the “Compensation Discussion and Analysis” (“CD&A”) section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our executive officers based on our performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns.

As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to the named executive officers (including potential payouts upon a termination or change of control) are reasonable in the aggregate. As you consider this Proposal No. 3, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement.

Congress has recently enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”), which requires a non-binding advisory “Say on Pay” vote and gives our stockholders the opportunity to express their views on the compensation of the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement. We welcome the opportunity to give our stockholders an opportunity to provide us with such a vote on executive compensation at the Annual Meeting.

As an advisory vote, Proposal No. 3 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We are asking stockholders to vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the named executive officers as disclosed in this Proxy Statement for Goodrich Petroleum Corporation’s 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table for 2010 and the other related tables and disclosure.”

Recommendation of the Board

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY

STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES

AND EXCHANGE COMMISSION.

PROPOSAL NO. 4—ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON

EXECUTIVE COMPENSATION

The Act enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of the named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal No. 3 included in this proxy statement. By voting on this Proposal No. 4, stockholders may indicate whether the advisory vote should occur every three years, every two years or every year. After careful consideration of this Proposal No. 4, the Board has determined that an advisory vote on executive compensation that occurs three years (a triennial vote) is the most appropriate alternative for the Company, and therefore the Board recommends that you support a frequency period of every three years for the advisory vote on executive compensation.

Setting a three year period for holding this stockholder vote will enhance stockholder communication by providing a clear, simple means for us to obtain information on investor sentiment about our executive compensation philosophy. An advisory vote every three years will be the most effective timeframe for us to respond to stockholder feedback and provide us with sufficient time to engage with stockholders to understand and respond to the vote results. We also believe a triennial vote would align more closely with the multi-year performance measurement cycle we use to reward long-term performance. Our executive compensation programs are based on our long-term business strategy, which is more appropriately reflected with a three year timeframe.

The vote with regard to Proposal No. 4, will determine the schedule on which future Say on Pay proposals like Proposal No. 3 are presented to stockholders.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote on this proposal.

Recommendation of the Board

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR A FREQUENCY OF “THREE

YEARS” FOR FUTURE NON-BINDING STOCKHOLDER VOTES ON COMPENSATION OF THE

NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5—APPROVAL OF THE FIRST AMENDMENT

TO THE GOODRICH PETROLEUM CORPORATION

2006 LONG-TERM INCENTIVE PLAN

Introduction

The Goodrich Petroleum Corporation 2006 Long-Term Incentive Plan (the “2006 Plan”) was approved by our stockholders on May 18, 2006. The 2006 Plan is a broad-based incentive stock plan that provides for grants of stock options, stock appreciation rights (“SARs”), restricted stock, phantom shares, performance awards, and stock payments to our employees, consultants and non-employee directors and to employees and consultants of our subsidiaries. The 2006 Plan, as initially approved by our stockholders, authorized the delivery of 2,000,000 shares of our common stock (“Shares”) pursuant to awards.

The First Amendment would (i) increase the number of Shares available for delivery pursuant to awards under the 2006 Plan by an additional 2,000,000 Shares and (ii) extend the term of the 2006 Plan to May, 19, 2021. Our Board of Directors (the “Board”) has unanimously approved this First Amendment to the 2006 Plan, subject to its approval by the stockholders of the Company.

Reasons for the Proposal

We generally grant awards each year under the 2006 Plan with respect to approximately 475,000 Shares. As of March 30, 2011, we estimate that only 1,387,998 of the initially approved 2,000,000 Shares remained available for delivery pursuant to awards granted under the 2006 Plan and as of that date, 868,018 awards were outstanding, leaving only approximately 519,980 Shares available for new grants.

Assuming the presence of a quorum, the affirmative vote of a majority of the Shares present, in person or by proxy, to vote at the 2011 Annual Meeting is necessary for approval of the First Amendment.

Consequences of Failing to Approve the Proposal

Failure of the Company’s stockholders to approve Proposal No. 5 will not affect the rights of holders of existing awards under the 2006 Plan. However, if this Proposal is not approved, new grants under the 2006 Plan will be limited. In addition, the Company will need to find other ways to attract and retain key employees.

Summary of the 2006 Plan

Below is a summary of the more significant features of the 2006 Plan. This summary is qualified in its entirety by reference to the full text of the 2006 Plan and the proposed First Amendment, which are included in this proxy statement as Annex A.

Number of Shares Subject to the 2006 Plan

The maximum number of Shares that may be delivered with respect to awards under the 2006 Plan, including awards already settled in Shares, is presently 2,000,000, subject to adjustments for certain stock splits, stock dividends, reorganizations and other corporate events, as provided by the 2006 Plan. The First Amendment would authorize an additional 2,000,000 Shares for delivery with respect to future awards. The additional 2,000,000 Shares would be subject to the same potential adjustments as currently provided for Shares under the 2006 Plan.

Shares to be delivered under the 2006 Plan may be newly issued Shares or Shares acquired in the open-market or from any other person. To the extent that an award terminates, expires, lapses, is cancelled or is settled in cash rather than in Shares, the Shares subject to that award may be used again with respect to new grants made under the 2006 Plan. However, Shares tendered, withheld or “netted” from an award to satisfy either the award’s exercise price or the Company’s tax withholding obligations with respect to the award may not be used again for new grants under the 2006 Plan. There is no limit on the number of awards that may be settled in cash under the 2006 Plan.

Administration

In general, the 2006 Plan is administered by the Compensation Committee of the Board (“Committee”), which is intended to be comprised solely of two or more “non-employee directors” who qualify as “outside directors” (within the meaning of such term under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)). The Committee has the full authority, subject to the terms of the 2006 Plan, to establish rules and regulations for the administration of the 2006 Plan, to select the employees, consultants and non-employee directors to whom awards are granted, and to determine the amount and type of awards made to each and the terms of the various awards made.

Eligibility to Participate

All employees, consultants and non-employee directors of the Company and all employees and consultants of subsidiaries of the Company are eligible to be granted awards under the 2006 Plan. The selection of which eligible individuals will receive awards is within the sole discretion of the Committee.

Term of Plan

The 2006 Plan will expire on the earliest of (1) May 19, 2021, if the First Amendment is approved by our stockholders (if not approved, the 2006 Plan will expire on May 18, 2016), (2) whenever the number of Shares that has been approved by our stockholders for delivery pursuant to awards under the 2006 Plan has been reached, or (3) when the 2006 Plan is terminated by the Committee or our Board.

Types of Awards under the 2006 Plan

Stock Options and SARs

The Committee may grant stock options and SARs. The terms of the options and SARs will be as specified by the Committee at the date of grant, but may not have a term of more than ten years. The exercise price for each option and SAR may not be less than the fair market value of a Share on the date that the option or SAR is granted. The Committee will also determine the method by which the option exercise price may be paid upon exercise and, with respect to an SAR, whether the SAR is to be settled in cash and/or in Shares on exercise.

The Committee shall also determine the length of service, performance objectives or other conditions, if any, that must be satisfied before all or part of an option or SAR may vest and be exercised. In addition, the period during the award’s term during which a vested option or SAR may be exercised shall be set forth in the award agreement.

The status of an option granted to an employee may be an incentive stock option (“ISO”) under Section 422 of the Code or a nonstatutory stock option, as designated by the Committee at the time of grant. The Committee may determine the method by which the option price may be paid upon exercise, including in cash, check, Shares or by any combination thereof.

Restricted Stock

Pursuant to a Restricted Stock award, Shares are issued in the name of the employee, consultant or director at the time the award is made, but remain subject to certain vesting and transfer restrictions as provided in the award’s grant agreement, which may be linked to continued service for a period, the achievement of specified performance criteria, and/or other specified criteria, as determined in the discretion of the Committee.

Phantom Shares

Phantom Shares are awards of rights with respect to a specified number of phantom or notional Shares. Such awards are subject to such vesting criteria as the Committee may specify, including continued service, the achievement of specified performance criteria, and/or other specified criteria, as determined in the discretion of the Committee. Payment of vested Phantom Shares may be made in cash, Shares, or in any combination thereof, as determined by the Committee in its discretion. Any payment to be made in cash will be based on the fair market value of a Share on the vesting date.

Stock Payments

Stock Payment awards are Shares that are vested when granted and may be paid as a bonus or as part of, or in lieu of all or any portion of, any cash bonus, deferred compensation or other compensation due an eligible individual.

Performance Awards

The Committee may grant Performance Awards, which are dollar-denominated awards that may be paid in cash, Shares or any combination thereof, as determined by the Committee in its discretion. At the time of the grant, the Committee will establish the dollar amount of each Performance Award, the specified criteria that must be achieved, including the passage of time or achievement of designated Performance Criteria, and the period over which the performance or vesting goals will be measured. Following the end of the performance period, the Committee will determine the amount payable to the holder of the Performance Award based on the achievement of the vesting and/or performance goals for such performance period. Payment of vested awards will be made in cash and/or in Shares, as determined by the Committee, following the close of the performance period.

Performance Criteria

With respect to certain awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may establish performance goals based upon the attainment of such target levels of one or more of the Performance Criteria (as described below) over one or more periods of time, which may be of varying and overlapping durations, as the Committee may select. A performance goal need not be based upon an increase or positive result under a Performance Criteria and could, for example, be based upon limiting economic losses or maintaining the status quo. Which Performance Criteria to be used with respect to any grant, and the weight to be accorded thereto if more than one criteria is used, will be determined by the Committee at the time of grant. Following the completion of each specified performance period, the Committee will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amount earned by a participant, the Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

For purposes of the 2006 Plan, the term “Performance Criteria” means the following business criteria with respect to the Company, any subsidiary or any division or operating unit: oil and/or gas reserves, production volumes, finding and development costs, net income (either before or after interest, taxes, depreciation and/or amortization), revenue, operating earnings, cash flow, cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, productivity, expense, margins, cost reductions, controls or savings, operating efficiency, working capital, strategic initiatives, economic value added, earnings per share, earnings per share from operations, price per share or stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The performance measures shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the Award Agreement and permitted by Section 162(m), shall be subject to adjustment for specified significant extraordinary items or events. In this regard, performance goals based on stock price shall be proportionately adjusted for any changes in the price due to a stock split. Performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any subsidiary, division, or department thereof.

Individual Award Limits

No participant may receive in any calendar year Share-denominated awards with respect to more than 500,000 Shares. The maximum amount of cash-denominated Performance Awards that may be granted to any participant during any calendar year may not exceed $2,000,000.

Miscellaneous

Our Board or the Committee may amend the 2006 Plan at any time; provided, however, stockholder approval is required for any material amendment to the 2006 Plan to the extent necessary or desirable to comply with any applicable law, regulation or stock exchange rules concerning stockholder approvals.

Upon a change of control (as defined in the 2006 Plan), outstanding awards automatically become fully vested and payable under the 2006 Plan.

U.S. Federal Income Tax Aspects of the 2006 Plan

The following is a brief summary of certain of the U.S. federal income tax consequences under the 2006 Plan and this summary is not intended to be exhaustive. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the 2006 Plan.

As a general rule, no federal income tax is imposed on a participant upon the grant of an award under the 2006 Plan, other than Stock Payments, and the Company is not entitled to a tax deduction by reason of such grant, other than Stock Payments. When an award is paid on exercise or becomes vested and paid, the holder will realize compensation taxable as ordinary income in an amount equal to the cash and/or the fair market value of the Shares received at that time, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding tax deduction. Upon the exercise of a non-statutory stock option or SAR, the participant will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the Shares at the time of exercise over the exercise price paid for such Shares, and the Company may claim a tax deduction for compensation paid at the same time and in the same amount as compensation is recognized by the holder, provided applicable federal income tax reporting requirements are satisfied.

Stock options that are ISOs and subject to special federal income tax treatment. In general, no federal income tax is imposed on exercise of an ISO although the exercise may trigger alternative minimum tax liability to the optionee, and the Company is not entitled to any deduction for federal income tax purposes in connection with the grant or exercise of an ISO. However, if the optionee disposes of the shares acquired upon exercise of an ISO before satisfying certain holding period requirements, the optionee will be treated, in general, as having received, at the time of disposition, compensation taxable as ordinary income and in such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as the compensation treated as being received by the optionee.

Section 162(m)

In general, Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its three other highest-paid officers (other than its chief financial officer) unless the compensation qualifies under Section 162(m) of the Code as “performance-based.” The 2006 Plan has been designed to provide flexibility with respect to whether awards granted by the Committee will qualify as performance-based compensation under Section 162(m) of the Code, and, therefore, be exempt from the deduction limit.

Parachute Payments

Upon a “change of control” of the Company, as defined in Section 280G of the Code, awards granted to certain individuals may be “excess parachute” payments and, in such event, the individual would be subject to an additional 20% excise tax with respect to the “excess parachute value” of the awards and the Company would not be entitled to a tax deduction for such parachute payment.

Application of Section 16 of the Securities Exchange Act of 1934

Special rules may apply in the case of individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended. In particular, Shares received pursuant to certain awards may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of the exercise or vesting of the award. In such event, the amount of any ordinary income recognized are determined as of the end of such period.

Section 409A

Awards granted under the 2006 Plan are generally intended to be either exempt from Section 409A of the Code, concerning deferred compensation, or to comply with Section 409A. Failure to comply with Section 409A, if applicable, could subject a participant to an additional 20% tax.

Inapplicability of ERISA

Based upon current law and published interpretations, the Company does not believe that the 2006 Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Board Recommendation

The Board believes strongly that the approval of this Proposal No. 5 is essential to the Company’s success. For the reasons stated above, stockholders are being asked to approve this proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE FIRST AMENDMENT TO THE

2006 PLAN.

PROPOSAL NO. 6—REAPPROVAL OF THE MATERIAL TERMS OF THE 2006 PLAN FOR

PURPOSES OF COMPLYING WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE

Reasons for the Proposal

The Company intends that awards under the 2006 Plan be able to qualify for exemption from the deduction limitations of Section 162(m) of the Code. Under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s chief executive officer and to its three other most highly compensated officers (other than the Company’s chief executive officer or chief financial officer) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 (“Covered Employees”) may be limited to the extent such Covered Employee’s compensation exceeds $1,000,000 in any taxable year. However, the Company may deduct compensation paid to a Covered Employee in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). For awards under the 2006 Plan to constitute “performance-based compensation,” the material terms of the 2006 Plan must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders last approved the 2006 Plan. Under the Section 162(m) regulations, the “material terms” of the 2006 Plan are (i) the maximum amount of compensation that may be paid to a participant under the 2006 Plan in any year, (ii) the employees eligible to receive compensation under the 2006 Plan, and (iii) the business criteria on which the performance goals may be based.

The 2006 Plan was last approved by stockholders for Section 162(m) purposes at our 2006 Annual Meeting. Accordingly, the Company is now asking stockholders to reapprove the material terms of the 2006 Plan for Section 162(m) purposes so that new awards under the 2006 Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) will be fully deductible by the Company. In this regard, the First Amendment does not change the maximum amount that may be paid to a participant under the 2006 Plan, the employees eligible to participate in the 2006 Plan, or the business criteria on which performance goals may be based. The material terms of the 2006 Plan for Section 162(m) purposes that the stockholders are being asked to reapprove are described below as follows: (i) the maximum individual compensation limits are discussed in the section entitled “Individual Award Limits,” (ii) the eligible employees are described in the section entitled “Eligibility to Participate,” and (iii) the performance business criteria are described in the section entitled “Performance Criteria.”

Assuming the presence of a quorum, the affirmative vote of a majority of the Shares present, in person or by proxy, to vote at the 2011 Annual Meeting is necessary for the reapproval of the material terms of the 2006 Plan for Section 162(m) purposes.

Consequences of Failing to Approve the Proposal

If Proposal No. 6 is not approved, the Company will be required to reevaluate its compensation policies since compensation paid to a Covered Employee in future years may not be deductible by the Company to the extent it exceeds $1,000,000.

Board Recommendation

The Board believes strongly that the approval of this Proposal No. 6 is essential to the Company’s success. For the reasons stated above, stockholders are being asked to approve this proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE REAPPROVAL OF THE

MATERIAL TERMS OF THE 2006 PLAN FOR PURPOSES OF COMPLYING WITH SECTION 162(m) OF THE

CODE.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE

2012 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to the Securities and Exchange Commission’s rules and regulations, stockholders interested in submitting proposals for inclusion in our proxy materials and for presentation at our 2011 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, stockholder proposals must be received by our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002 no later than December 19, 2011 to be eligible for inclusion in our proxy materials.

In addition to the Securities and Exchange Commission’s rules and regulations described in the preceding paragraph, and as more specifically provided for in our Bylaws, a stockholder making a nomination for election to our Board or a proposal of business for our 2012 Annual Meeting of Stockholders must deliver proper notice to our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002 at least 90 days prior to the anniversary date of the 2011 Annual Meeting. As a result, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2012 Annual Meeting of Stockholders, it must be properly submitted to our Secretary no later than February 20, 2012.

For each individual that a stockholder proposes to nominate as a director, the stockholder must provide notice to our Secretary setting forth all of the information required in solicitations of proxies under the Securities and Exchange Commission’s rules and regulations and any other law. For any other business that a stockholder desires to bring before our 2012 Annual Meeting of Stockholders, the stockholder must provide a brief description of the business, the reasons for conducting the business and any material interest in the business of the stockholder. If a stockholder provides notice for either event described above, the notice must include the following information:

•	the name and address of the stockholder as it appears on our books;

•	the class or series and the number of shares of our stock that are owned beneficially and of record by the stockholder; and

•	a representation that the stockholder intends to appear in person or by proxy at our 2012 Annual Meeting of Stockholders to bring the proposed business before the meeting

Detailed information for submitting stockholder proposals is available upon written request to our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002. These requirements are separate from, and in addition to, the Securities and Exchange Commission’s rules and regulations that a stockholder must meet in order to have a stockholder proposal included in our proxy statement for the 2012 Annual Meeting of Stockholders.

OTHER MATTERS

Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

The information contained in this proxy statement in the sections entitled “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

ADDITIONAL INFORMATION ABOUT US

From time to time, we receive calls from stockholders asking how to obtain additional information about us. If you would like to receive information about us, you may use one of the following methods:

•

Our main Internet site, located at http://www.goodrichpetroleum.com. A link to our investor relations site can be found at http://www.goodrichpetroleum.com/investor.relations. Our investor relations site contains, among other things, management presentations, financial information, stock quotes and links to our filings with the Securities and Exchange Commission.

•

You may read and copy the proxy statement at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain further information about the operation of the Securities and Exchange Commission’s Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Our filings are also available to the public on the Securities and Exchange Commission’s website located at http://www.sec.gov.

•

To have information such as our latest quarterly earnings release, Annual Report on Form 10-K or Quarterly Reports on Form 10-Q mailed to you, please contact investor relations at (713) 780-9494 or via our website at http://www.goodrichpetroleum.com/investor.relations.

Important Notice Regarding the Availability of Proxy Materials

For the Annual Meeting of Stockholders to be Held on May 19, 2011

The Notice of Annual Meeting of Stockholders, our Proxy Statement and our Annual Report are available at

http://www.RRDEZProxy.com/2011/goodrichpetroleum

ANNEX A

First Amendment

to the

Goodrich Petroleum Corporation 2006 Long-Term Incentive Plan

WHEREAS, Goodrich Petroleum Corporation (the “Company”) maintains the Goodrich Petroleum Corporation 2006 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended effective as of May 19, 2011, as follows:

1.	Section 4(a) is amended to read as follows:

“(a)	Shares Available. Subject to adjustment as provided below, the number of Shares that may be delivered with respect to Awards granted under the Plan, including Shares already delivered with respect to past awards, is 4,000,000. Shares tendered, withheld or “netted” by the Company to satisfy its tax withholding obligations or the exercise price with respect to an Award shall not be available for delivery under other Awards granted under the Plan. If an Award is forfeited or otherwise lapses, expires, terminates or is canceled without the delivery of Shares (the grant of shares of Restricted Stock that are subsequently forfeited shall not be considered to have been “delivered” for this purpose) or is settled in cash, then the Shares covered by such Award, to the extent of such forfeiture, expiration, lapse, termination, cancellation or settlement in cash, shall again be Shares that may be delivered with respect to Awards granted under the Plan.”

2.	Section 10 is amended to read as follows:

“No Award shall be granted under the Plan after April 8, 2021. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such Plan termination date, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.”

Except as amended hereby, the Plan shall continue in full force and effect and the Plan and this First Amendment shall be read, taken and construed as one and the same instrument.

Executed effective for all purposes as provided above; provided, however, if this First Amendment is not approved by the stockholders of the Company at the 2011 Annual Meeting of Stockholders, this First Amendment shall not become effective.

GOODRICH PETROLEUM CORPORATION

By:	/s/ Walter G. Goodrich
Name:	Walter G. “Gil” Goodrich
Title:	Vice Chairman and Chief Executive Officer

GOODRICH PETROLEUM CORPORATION

2006 LONG-TERM INCENTIVE PLAN

SECTION 1. Purpose of the Plan.

The Goodrich Petroleum Corporation Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), by providing a means by which Employees, Consultants and Directors may acquire or increase their equity interest in the Company and may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean an Option, Restricted Stock, Performance Award, Phantom Share, Stock Payment, or SAR.

“Award Agreement” shall mean any written or electronic agreement, contract, instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company, as constituted from time to time.

“Change of Control” shall mean a change of control event as defined in the regulations and guidance issued under Section 409A of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” shall mean the administrator of the Plan in accordance with Section 3, and shall include reference to the Compensation Committee of the Board (or any other committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan), the Board or subcommittee, as applicable.

“Consultant” shall mean any individual who is not an Employee or a member of the Board and who provides consulting, advisory or other similar services to the Company or a Subsidiary.

“Director” shall mean any member of the Board who is not an Employee.

“Employee” shall mean any employee of the Company or a Subsidiary or a parent corporation.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, as of any applicable date, the last reported sales price for a Share on the New York Stock Exchange (or such other national securities exchange which constitutes the principal trading market for the Shares) for the applicable date as reported by such reporting service approved by the Committee; provided, however, that if Shares shall not have been quoted or traded on such applicable date, Fair Market Value shall be determined based on the next preceding date on which they were quoted or traded, or, if deemed appropriate by the Committee, in such other manner as it may determine to be appropriate. In the event the Shares are not publicly traded at the time a determination of its Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

“Incentive Stock Option” or “ISO” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” or “NQO” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” shall mean any Employee, Consultant or Director granted an Award under the Plan.

“Performance Award” shall mean any right granted under Section 6(c) of the Plan.

“Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division, or operating unit: oil and/or gas reserves, production volumes, finding and development costs, net income (either before or after interest, taxes, depreciation and/or amortization), revenue, operating earnings, cash flow, cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, productivity, expense, margins, cost reductions, controls or savings, operating efficiency, working capital, strategic initiatives, economic value added, earnings per share, earnings per share from operations, price per share of stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Person” shall mean individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Phantom Shares” shall mean an Award of the right to receive Shares, cash equal to the Fair Market Value of such Shares or any combination thereof, in the Committee’s discretion, which is granted pursuant to Section 6(d) of the Plan.

“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture, is subject to restrictions or is not exercisable by the Participant.

“Restricted Stock” shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(b) of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SAR” shall mean a stock appreciation right granted under Section 6(e) of the Plan that entitles the holder to receive the excess of the Fair Market Value of a Share on the relevant date over the exercise price of such SAR, with the excess paid in cash and/or in Shares in the discretion of the Committee.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Shares” or “Common Shares” or “Common Stock” shall mean the common stock of the Company and such other securities or property as may become the subject of Awards under the Plan.

“Stock Payment” means a payment in the form of Shares.

“Subsidiary” shall mean any entity (whether a corporation, partnership, joint venture, limited liability company or other entity) in which the Company owns a majority of the voting power of the entity directly or indirectly, except with respect to the grant of an ISO the term Subsidiary shall mean any “subsidiary corporation” of the Company or its parent, as defined in Section 424 of the Code.

SECTION 3. Administration.

(a) The Committee. The Plan shall be administered by the Compensation Committee of the Board (or any other committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan). Notwithstanding the foregoing, Awards made to Directors shall be administered by the Board. The term “Committee” as used herein shall refer to the Compensation Committee (or other Board committee), the Board, or the subcommittee (as defined in paragraph (c) of this Section 3), as applicable.

(b) Committee Powers. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder and any other Person.

(c) Delegation to a Subcommittee. The Committee may, subject to any applicable law, regulatory, securities exchange or other similar restrictions, delegate to one or more members of the Board or officers of the Company (the “subcommittee”), the authority to administer the Plan as to Awards to Employees and Consultants who are not subject to Section 16(b) of the Exchange Act. The Committee may impose such limitations and restrictions, in addition to any required restrictions/limitations, as the Committee may determine in its sole discretion. Any grant made pursuant to such a delegation shall be subject to all of the provisions of the Plan concerning this type of Award.

SECTION 4. Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided below, the number of Shares that may be issued with respect to Awards granted under the Plan shall be 2,000,000. If an Award is forfeited or otherwise lapses, expires, terminates or is canceled without the actual delivery of Shares or is settled in cash, then the Shares covered by such Award, to the extent of such forfeiture, expiration, lapse, termination or cancellation, shall again be Shares that may be issued with respect to Awards granted under the Plan. Shares tendered or withheld by the Company to satisfy tax withholding, exercise price or other payment obligations shall not be available for issuance under future Awards.

(b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(c) Adjustments. In the event of a stock dividend or stock split with respect to Shares, the number of Shares with respect to which Awards may be granted, the number of Shares subject to outstanding Awards, the grant or exercise price with respect to outstanding Awards and the individual annual grant limits with respect to Awards

(other than dollar denominated Awards) automatically shall be proportionately adjusted, without action by the Committee; provided, however, such automatic adjustment shall be evidenced by written addendums to the Plan and Award Agreements prepared by the Company and, with respect to Options, shall be in accordance with the Treasury Regulations concerning Incentive Stock Options. Further, in the event that the Committee determines that any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d) Individual Participant Limits. Subject to adjustment pursuant to the above paragraph (c), “Adjustments,” the maximum aggregate number of Shares that may be subject to Share-denominated Awards granted under the Plan to any individual during any calendar year shall not exceed 500,000. The method of counting such Shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code or the rules and regulations promulgated thereunder. The maximum amount of dollar-denominated Awards that may be granted to any individual during any calendar year shall not exceed $2,000,000.

SECTION 5. Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee. No individual shall have any right to be granted an Award pursuant to this Plan.

SECTION 6. Awards.

(a) Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(1) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but shall not be less than the Fair Market Value per Share on the effective date of such grant.

(2) Time and Method of Exercise. The Committee shall determine and provide in the Award Agreement or by action subsequent to the grant the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned for more than six months (unless such holding requirement is waived by the Committee), Shares issuable upon Option exercise, a “cashless-broker” exercise (through procedures approved by the Committee), other securities or other property, a note, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price and tax withholding obligation with respect thereto may be made or deemed to have been made. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may vest and be exercised. No portion of an Option which is unexercisable at termination of the Participant’s employment or service, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action following the grant of the Option.

(3) Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is an Employee of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) at the time the Option is granted and must be granted within 10 years from the date the Plan was approved by the Board or the shareholders, whichever is earlier. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as a Non-Qualified Stock Option. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

(b) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including the Performance Criteria or other specified criteria, including the passage of time, if any, under which the Restricted Stock may vest or be forfeited to the Company, and the other terms and conditions of such Awards. However, except as provided in Section 6(b)(3) with respect to waivers, (i) the minimum Restricted Period for a Restricted Stock Award the vesting of which is based on the achievement of Performance Criteria shall not be less than one year and (ii) the minimum Restricted Period for a Restricted Stock Award the vesting of which is based solely on the passage of time shall not be less than three years.

(1) Dividends. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion, as provided in the Award Agreement.

(2) Registration. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(3) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award Agreement, upon a Participant’s termination of employment or service (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and re-acquired by the Company. The Committee may waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Stock; provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only in compliance with the requirements of Section 162(m) of the Code. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

(4) Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, restrictions on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. During the Restricted Period, Restricted Stock will be subject to such limitations on transfer as necessary to comply with Section 83 of the Code.

(c) Performance Awards. The Committee shall have the authority to determine the Participants who shall receive a Performance Award, which shall be denominated as a cash amount at the time of grant and confer on the Participant the right to receive all or part of such Award upon the achievement of such performance goals, length of service or other specified criteria during such period as the Committee shall establish with respect to the Award. The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m) (4) (C) of the Code.

(1) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the goals or criteria to be achieved during any period, the length of any performance period and the amount of any Performance Award.

(2) Payment of Performance Awards. Performance Awards shall be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum following the close of the performance period.

(3) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award Agreement that granted the Performance Award, upon a Participant’s termination of employment or service, as applicable (as determined under criteria established by the Committee) for any reason during the applicable period, all Performance Awards shall be forfeited by the Participant and re-acquired by the Company. The Committee may waive in whole or in part any or all remaining restrictions with respect to such Participant’s Performance Award; provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only in compliance with the requirements of Section 162(m) of the Code. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Performance Awards promptly after the applicable restrictions have lapsed or otherwise been satisfied.

(d) Phantom Shares. The Committee shall have the authority to grant Awards of Phantom Shares to Participants upon such terms and conditions as the Committee may determine.

(1) Terms and Conditions. Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to the Fair Market Value of a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including those linked to the Performance Criteria or other specified criteria, including the passage of time, if any, as the Committee may specify at the date of grant. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Phantom Shares and shall not have any right to vote such shares.

(2) Dividend Equivalents. Any Phantom Share award may provide, in the discretion of the Committee, that any or all dividends or other distributions paid on Shares during the Restricted Period be credited in a cash bookkeeping account (with or without interest) or that equivalent additional Phantom Shares be awarded, which account or Phantom Shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

(3) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or set forth in the Award Agreement, upon a Participant’s termination of employment or service (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Phantom Shares shall be forfeited by the Participant. The Committee may, upon or in connection with a Qualifying

Event, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Phantom Shares; provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only in compliance with the requirements of Section 162(m) of the Code.

(4) Payment of Phantom Shares. Phantom Shares may be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum or in installments following the close of the Restricted Period, or at such later deferral date elected by the Participant, in accordance with procedures established by the Committee with respect to such Award.

(e) SARs. The Committee shall have the authority to determine the Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR, the exercise price and the conditions and limitations applicable to the exercise of the SAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan. A SAR may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option.

(1) Exercise Price. The exercise price per SAR shall be determined by the Committee at the time the SAR is granted, but shall not be less than the Fair Market Value per Share on the effective date of such grant.

(2) Time of Exercise. The Committee shall determine and provide in the Award Agreement the time or times at which a SAR may be exercised in whole or in part.

(3) Method of Payment. The Committee shall determine, in its discretion, whether the SAR shall be paid in cash, shares of Common Stock or a combination of the two.

(f) Stock Payments. Stock Payments may be made to Directors, Employees and Consultants in such number of Shares and may be based upon such criteria as may be determined to be appropriate by the Committee in its discretion.

(g) General.

(1) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Subsidiary may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(2) Limits on Transfer of Awards.

(A) Except as provided in paragraph (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or if permissible under applicable law, by the Participant’s guardian or legal representative as determined by the Committee.

(B) Except as provided in paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary.

(C) To the extent specifically approved in writing by the Committee, an Award (other than an Incentive Stock Option) may be transferred to immediate family members or related family trusts, limited partnerships or similar entities or other Persons on such terms and conditions as the Committee may establish or approve.

(3) Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(4) Share Certificate. All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(5) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

(6) Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof, provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the plan or the applicable Award Agreement to the Company.

(h) Performance Based Compensation. The Committee shall determine which Awards are intended by the Committee to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code. The Committee shall establish performance goals applicable to those Awards based upon the attainment of such target levels of one or more of the Performance Criteria, over one or more periods of time, which may be of varying and overlapping durations, as the Committee may select. The Performance Criteria shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the Award Agreement, shall be subject to adjustment for specified significant extraordinary items or events. In this regard, performance goals based on stock price shall be proportionately adjusted for any changes in the price due to a stock split. Performance Criteria may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Subsidiary, division, unit or product line thereof. A performance goal need not be based upon an increase or positive result under a Performance Criteria and could, for example, be based upon limiting economic losses or maintaining the status quo. Which Performance Criteria to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee, in its sole discretion, at the time of grant. To the extent necessary to comply with the qualified performance-based compensation requirements of Section 162(m)(4)(C) of the Code, following the completion of each specified performance period, the Committee shall certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amount earned by a Participant, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. Notwithstanding any other provision of the Plan, any Award which is intended to constitute qualified performance-based compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

SECTION 7. Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(1) Amendments to the Plan. The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would increase the total number of Shares that may be issued under the Plan, except as provided in Section 4(c) of the Plan. Notwithstanding the foregoing, the Plan may not be terminated with respect to an Award that is subject to Section 409A unless such termination would not result in the Award becoming subject to the additional tax under Section 409A.

(2) Amendments to Awards. Subject to Paragraph (1) above and Section 3(b), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall materially adversely affect the rights of a Participant under the Award without the consent of such Participant. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment other than an acceleration of vesting or payment upon the Participant’s death, disability or a Change of Control, shall be authorized to the extent such adjustment would cause the Award to fail to so qualify.

SECTION 8. General Provisions.

(a) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Shares, or other property) of any applicable taxes required to be withheld by the Company or Subsidiary in respect of the Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under the Award and to take such other action as may be necessary in the opinion of the Company to satisfy all of its obligations for the payment of such taxes. In addition, the Committee may provide, in an Award Agreement, that the Participant may direct the Company to satisfy such Participant’s tax withholding obligations through the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award, but only to the extent such withholding does not cause a charge to the Company’s financial earnings.

(c) No Right to Employment or Retention. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or under any other service contract with the Company or any Subsidiary, or to remain on the Board. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or terminate any contractual agreement or relationship with any Consultant, free from any liability or any claim under the Plan, with or without cause, unless otherwise expressly provided in the Plan, in any Award Agreement or any other agreement or contract between the Company or a Subsidiary and the affected Participant. If a Participant’s employer ceases to be a Subsidiary, such Participant shall be deemed to have terminated employment for purposes of the Plan, unless specifically provided otherwise in the Award Agreement.

(d) Change of Control; Unusual Transactions or Events. In the event of any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other similar corporate transaction or event or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, or a Change of Control and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:

(1) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 8(d) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(2) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(3) To make adjustments in the number and type of shares of common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(4) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(5) To provide that the Award cannot vest, be exercised or become payable after such event.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, an Award that is subject to 409A of the Code may only be paid upon a Change of Control to the extent such payment would not be subject to the additional tax provided by Section 409A.

(e) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable federal law.

(f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(g) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award, permit the exercise of an Award and/or the satisfaction of its tax withholding obligation in the manner elected by the Participant, holder or beneficiary if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration, the manner of exercise or satisfaction of the tax withholding obligation might violate any applicable law or regulation, including without limitation, the Sarbanes-Oxley Act, or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded or refused, as the case may be, to the relevant Participant, holder or beneficiary.

(h) No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Subsidiary.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(j) Headings. Headings are given to the Section and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the plan or any provision thereof.

SECTION 9. Effective Date of Plan.

The Plan shall become effective as of the date it is approved by the Board, provided it is subsequently approved by the stockholders of the Company within 12 months of such date. No Awards may become vested and no Shares may be issued under the Plan prior to the date the Plan is approved by the shareholders and, if not approved by the shareholders within such 12-month period, all Awards then outstanding shall automatically be forfeited without payment and the Plan shall terminate.

SECTION 10. Term of the Plan.

No Award shall be granted under the Plan after the 10th anniversary of the date this Plan was first adopted by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

0                         ¢

GOODRICH PETROLEUM CORPORATION

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR

THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 19, 2011

The undersigned hereby constitutes and appoints Walter G. Goodrich and Robert C. Turnham, Jr. and each and either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of Goodrich Petroleum Corporation to be held at the Coronado Club, 919 Miliam, Houston, Texas 77002, on May 19, 2011 at 11:00 a.m. Central Standard Time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE “FOR” PROPOSALS 1, 2, 3, 5 AND 6, AND “THREE YEARS” AS TO PROPOSAL 4. STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

(Continued and to be signed on the reverse side.)

¢	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

GOODRICH PETROLEUM CORPORATION

May 19, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Annual Meeting, proxy statement, proxy card, 2006 Long-Term Incentive Plan,

First Amendment to the 2006 Long-Term Incentive Plan and Annual Report

are available at http://www.RRDEZProxy.com/2011/goodrichpetroleum

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 20330304030300000000 3	051911

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR ALL NOMINEES” WITH RESPECT TO PROPOSAL 1,

A VOTE OF “FOR” WITH RESPECT TO PROPOSALS 2, 3, 5 AND 6, AND A VOTE FOR “3 YEARS” WITH RESPECT TO PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Class I Directors:
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	¡ Josiah T. Austin ¡ Peter Goodson ¡ Gene Washington

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. Advisory vote on the compensation of our Named Executive Officers.	☐	☐	☐

1 year	2 years	3 years	ABSTAIN
4. Advisory vote on the frequency of the stockholder vote on the compensation of our Named Executive Officers. ☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
5. Proposal to approve the First Amendment to the 2006 Long-Term Incentive Plan.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
6. Proposal to reapprove the material terms of the 2006 Long-Term Incentive Plan for purposes of complying with Section 163(m) of the Internal Revenue Code.	☐	☐	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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ANNUAL MEETING OF STOCKHOLDERS OF

GOODRICH PETROLEUM CORPORATION

May 19, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Annual Meeting, proxy statement, proxy card, 2006 Long-Term Incentive Plan,

First Amendment to the 2006 Long-Term Incentive Plan and Annual Report

are available at http://www.RRDEZProxy.com/2011/goodrichpetroleum

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

¢ 20330304030300000000 3	051911

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR ALL NOMINEES” WITH RESPECT TO PROPOSAL 1,

A VOTE OF “FOR” WITH RESPECT TO PROPOSALS 2, 3, 5 AND 6, AND A VOTE FOR “3 YEARS” WITH RESPECT TO PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Class I Directors:
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	¡ Josiah T. Austin ¡ Peter Goodson ¡ Gene Washington

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. Advisory vote on the compensation of our Named Executive Officers.	☐	☐	☐

1 year	2 years	3 years	ABSTAIN
4. Advisory vote on the frequency of the stockholder vote on the compensation of our Named Executive Officers. ☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
5. Proposal to approve the First Amendment to the 2006 Long-Term Incentive Plan.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
6. Proposal to reapprove the material terms of the 2006 Long-Term Incentive Plan for purposes of complying with Section 163(m) of the Internal Revenue Code.	☐	☐	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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